[LOGO OMITTED]
                                                      TCW
                                                      CODE OF ETHICS


















                                      [LOGO OMITTED]
                                                      TCW
                                                      POLICIES &
                                                      PROCEDURES



                                                      APRIL 11, 2011



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                                                               Table of Contents
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Table of Contents

General Procedures ........................................................    1

Personal Investment Transactions ..........................................    3
     Overview .............................................................    3
     Who Is Covered .......................................................    3
     Accounts Covered .....................................................    3
     Personal Securities Trading System ...................................    5
     Account Openings, Changes or Closings ................................    5
          Opening an Account ..............................................    5
          Changes to an Account ...........................................    6
          Closing an Account ..............................................    6
          Exceptions ......................................................    6
          Opening up a TCW Separately Managed Account .....................    6
     Pre-clearance Procedures .............................................    7
          General Principles Regarding Securities Transactions ............    7
          Exceptions ......................................................    8
     Trading Restrictions .................................................    8
     Additional Restrictions for Investment Personnel .....................   10
     Securities or Transactions Exempt From Personal
       Investment Transactions Policy .....................................   12
     De Minimis Transactions Exemptions ...................................   12
     Exempt Securities Chart ..............................................   13
     Reporting Of Transactions ............................................   17
          Initial Holdings Reports ........................................   17
          Quarterly Reports ...............................................   17
          Annual Holdings Reports .........................................   18
          Annual Compliance Certification .................................   18

Exemptive Relief ..........................................................   19

Policy Statement on Insider Trading .......................................   20
     TCW Policy on Insider Trading ........................................   21


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OF ETHICS                                                                      i

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          Trading Prohibition .............................................   21
          Communication Prohibition .......................................   21
          What Is Material Information? ...................................   22
          What Is Non-Public Information? .................................   23
     What Are Some Examples Of How TCW Personnel Could
     Obtain Inside Information And What You Should Do In
       These Cases? .......................................................   24
          Board of Directors Seats or Observation Rights ..................   24
          Deal-Specific Information .......................................   25
          Creditors' Committees ...........................................   27
          Information about TCW Products ..................................   27
          Contacts with Public Companies ..................................   28
     What Is The Effect Of Receiving Inside Information? ..................   30
     Does TCW Monitor Trading Activities? .................................   30
     Penalties And Enforcement By SEC And Private Litigants ...............   31
     What You Should Do If You Have A Question About Inside
       Information? .......................................................   31
     Chinese Wall Procedures ..............................................   32
     Identification Of The Walled-In Individual Or Group ..................   32
     Isolation Of Information .............................................   33
          Restrictions on Communications ..................................   33
          Restrictions on Access to Information ...........................   33
     Trading Activities By Persons Within The Wall ........................   34
     Termination Of Chinese Wall Procedures ...............................   34
     Certain Operational Procedures .......................................   36

Certain Operational Procedures ............................................   37
     Maintenance of Restricted List .......................................   37
          Exemptions ......................................................   38
          Consent to Service on Board of Directors and
          Creditors' Committees ...........................................   38

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OF ETHICS                                                                     ii

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Gifts, Entertainment, Payments & Preferential Treatment ...................   39
     Gifts And Entertainment Received By Employees ........................   39
          Gifts ...........................................................   39
          Entertainment ...................................................   39
          Approvals .......................................................   40
     Gifts And Entertainment Given By Employees ...........................   41
       Approvals ..........................................................   42
     Special Rule for Government Funds and Pension Plans ..................   43
     Special Rule For Registered Persons Of TFD ...........................   43
     Special Rule for Unions and Union Officials ..........................   44
     Special Rule for Foreign Officials ...................................   45
     Other Codes of Ethics ................................................   45

Outside Activities ........................................................   46
     Outside Employment (Including Consulting) ............................   46
     Service as Director ..................................................   47
     Fiduciary Appointments ...............................................   47
     Compensation, Consulting Fees and Honorariums ........................   48
     Participation in Public Affairs ......................................   48
     Serving As Treasurer of Clubs, Houses of Worship,
       Lodges .............................................................   49
     Annual Reporting .....................................................   49

Political Activities & Contributions ......................................   50
     Introduction .........................................................   50
     Overview .............................................................   50
     Policy on Political Activities and Contributions .....................   52
          General Rules ...................................................   52
          General Prohibitions ............................................   53
     Rules for Individuals ................................................   53
          Responsibility for Personal Contribution Limits .................   53
          Covered Associates ..............................................   54
          Pre-Approval of all Political Contributions and
            Volunteer Activity ............................................   54
          New Hires, Transfers and Promotions to Covered
            Associate Position ............................................   55
          Confidentiality .................................................   55

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OF ETHICS                                                                    iii

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     Political Activities on Firm Premises and Using Firm
       Resources ..........................................................   57
          Federal, State, and Local Elections .............................   57
          On Premises Activities Relating To Federal Elections ............   57
          On Premises Activities Relating To State and Local
            Elections .....................................................   58
     Rules for TCW ........................................................   58
          Federal Elections ...............................................   58
          Contributions to State and Local Candidates and
            Committees ....................................................   59

Other Employee Conduct ....................................................   60
     Personal Financial Responsibility ....................................   60
     Personal Loans .......................................................   60
     Taking Advantage of a Business Opportunity That
     Rightfully Belongs To the Firm .......................................   60
     Disclosure of a Direct or Indirect Interest in a
     Transaction ..........................................................   61
     Corporate Property or Services .......................................   61
     Use of TCW Stationery ................................................   61
     Giving Advice to Clients .............................................   61

Confidentiality ...........................................................   63

Sanctions .................................................................   64

Reporting Illegal or Suspicious Activity - "Whistleblower Policy" .........   65
     Policy ...............................................................   65
     Procedure ............................................................   65

Annual Compliance Certification ...........................................   68

Glossary ..................................................................   69

Endnotes ..................................................................  E-1


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OF ETHICS                                                                     iv

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                                                              General Procedures
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General Procedures

The TCW Group, Inc. is the parent of several companies that provide investment advisory services to investment companies, corporate and governmental pension funds, and other institutions and individuals. As used in this CODE OF ETHICS, the FIRM refers to The TCW Group, Inc., TCW ADVISORS, and Trust Company of the West.

This CODE OF ETHICS is based on the principle that the officers, directors and employees of the FIRM owe a fiduciary duty to, among others, the FIRM'S clients. In consideration of this fiduciary duty, you should conduct yourself in all circumstances in accordance with the following general principles:

     o You must at all times place the interests of the FIRM'S clients before your own interests.

     o You must conduct all of your personal investment transactions consistent with this CODE OF ETHICS and in such a manner that avoids any actual or potential conflict of interest or any abuse of your position of trust and responsibility.

     o You must adhere to the fundamental standard that investment advisory personnel should not take inappropriate advantage of their positions for their personal benefit.

     o You must adhere to the principle that information concerning the identity of security holdings and financial circumstances of clients is confidential.

     o You must comply with those applicable federal securities laws and FIRM policies that are issued from time to time and are applicable to your group.

     o Communications with clients or prospective clients should be candid and fulsome. They should be true and complete and not mislead or misrepresent. This applies to all marketing and promotional materials.

     o    Independence in investment-decision making should be paramount.

     o Decisions affecting clients are to be made with the goal of providing equitable and fair treatment among clients.

TCW
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OF ETHICS                                                                      1

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                                                              General Procedures
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The effectiveness of the FIRM'S policies regarding ethics depends on the judgment and integrity of its employees rather than on any set of written rules.

Although determining what behavior is necessary or appropriate sometimes is difficult when adhering to these general principles, this CODE OF ETHICS contains several guidelines for proper conduct. The FIRM values its reputation for integrity and professionalism. The FIRM'S reputation is its most valuable asset. The actions of ACCESS PERSONS should be consistent and in furtherance of this reputation.

Accordingly, you must be sensitive to the general principles involved and to the purposes of the CODE OF ETHICS, in addition to the specific guidelines and examples set forth below. If you are uncertain about whether a real or apparent conflict exists between your interests and those of the FIRM'S clients in any particular situation, you should consult the GENERAL COUNSEL or CHIEF COMPLIANCE OFFICER immediately. Violations of this CODE OF ETHICS constitute grounds for disciplinary actions, including dismissal.

In any situation in which an approval is required for an individual designated underthis CODE OF ETHICS to give approvals, such individual may not be one of the approving persons.

Each ACCESS PERSON has received this CODE OF ETHICS and any amendments thereto.























TCW
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OF ETHICS                                                                      2

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                                                Personal Investment Transactions
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Personal Investment Transactions

Overview

Laws and ethical standards imposeon the FIRM, its employees and its directors duties to avoid conflicts of interest between their personal investment transactions and transactions the FIRM makes on behalf of its clients. In view of the sensitivity of this issue, avoiding even the appearance of impropriety is important. The following personal investment transaction policies are designed to reduce the possibilities of such conflicts and inappropriate appearances, while at the same time preserving reasonable flexibility and privacy in personal securitiestransactions.

Any questions about this Personal Investment Transactions Policy should be addressed to the ADMINISTRATOR OF THE CODE OF ETHICS at extension 0467 or ace@tcw.com unless otherwise indicated. The Administrator of the Code of Ethics was previously named the Personal Securities Administrator.

Who Is Covered

Except as otherwise noted, the FIRM'S restrictions on personal investment transactions apply to all ACCESS PERSONS. Every employee should consider himself or herself an ACCESS PERSON unless otherwise specifically exempted by the APPROVING OFFICERS or unless he or she falls within a class exempted by the APPROVING OFFICERS. Additionally, a consultant, temporary employee, or other person may be considered an ACCESS PERSON depending on various factors, including length of service, nature of duties and access to FIRM information. Such person will be notified when he or she is considered an ACCESS PERSON.

Accounts Covered

All accounts of an ACCESS PERSON or FIRM director(1) are covered by this policy. This includes all accounts in which the ACCESS PERSON may have a "beneficial interest."


TCW
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OF ETHICS                                                                      3

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                                                Personal Investment Transactions
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The term "beneficial interest" is defined by rules of the SEC. Generally, under the SEC rules, a person is regarded as having a beneficial interest in SECURITIES held in the name of:

     o    a husband, wife, or domestic partner,

     o    a minor child,

     o    a relative or significant other sharing the same house, and

     o    anyone else if the ACCESS PERSON:

     o obtains benefits substantially equivalent to ownership of the Securities,

     o can obtain ownership of the Securities immediately or within 60 days, or

     o    can vote or dispose of the Securities.

An example of an ACCESS PERSON having a "beneficial interest" includes trades in a relative's brokerage account if the ACCESS PERSON is authorized to do trades for that brokerage account, regardless of whether the ACCESS PERSON actually does trades. Whether you have a beneficial interest in the SECURITIES of a relative or significant other sharing the same house can be rebutted only under very limited facts and circumstances. If you believe your situation is unique and therefore rebuts the presumption of beneficial interest, you must contact the ADMINISTRATOR OF THE CODE OF ETHICS who will coordinate obtaining an approval from the APPROVING OFFICERS.

Under the definition of "beneficial interest", persons other than FIRM personnel may have to comply with this CODE OF ETHICS including, but not limited to spouses, domestic partners, and significant others sharing the same household. The pertinent FIRM ACCESS PERSON must make sure that the outside person is familiar with the requirements of this CODE OF ETHICS. Violations by the outside person constitute violations by the FIRM ACCESS PERSON. If you want the outside person to receive a copy of this CODE OF ETHICS or to attend a CODE OF ETHICS orientation, contact the Administrator of the Code of Ethics.


TCW
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OF ETHICS                                                                      4

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                                                Personal Investment Transactions
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If you act as a fiduciary with respect to funds and accounts managed outside of the FIRM (e.g., if you act as the executor of an estate for which you make investment decisions), you will have a beneficial interest in the assets of that fund or account. Accordingly, any SECURITIES transactions you make on behalf of that fund or account will be subject to the general trading restrictions set forth below. You should review the restrictions on your ability to act as a fiduciary outside of the FIRM set forth under Outside Activities -Fiduciary Appointments below.

Personal Securities Trading System

The FIRM uses an online personal securities compliance system. This system can be accessed via the internet at http://tcw.starcompliance.com from anylocation in the world. The system is to be used for all Personal Securities transactions including:

     o ACCOUNT openings, changes, or closings (including accounts in which the ACCESS PERSON has a "beneficial interest.")

     o Pre-clearance (make a personal trade request for SECURITIES) discussed below.

     o Required Reports (Initial Holdings Report, Quarterly Report, Annual Holdings Report and Annual Certificate of Compliance) discussed below.

Account Openings, Changes or Closings

Because TCW must receive duplicate broker statements for all accounts of an ACCESS PERSON and any account in which an ACCESS PERSON has a beneficial interest as defined above, the FIRM must be made aware immediately of all account openings, changes, or closures.

OPENING AN ACCOUNT

New ACCESSPERSONS or ACCESS PERSONS wishing to open a new brokerage account may do so, but must immediately:

     o Enter the account into the StarCompliance system at http://tcw.starcomplinace.com

     o Ensure that TCW receives duplicate copies of broker account statements by checking on myTCW to review



TCW
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OF ETHICS                                                                      5

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                                                Personal Investment Transactions
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          the list of electronically fed brokers. If the ACCESSPERSON's broker is not listed as electronically fed on myTCW, the ACCESS PERSON is responsible for ensuring that TCW receives duplicate broker statements by contacting the broker and requesting that they be sent to TCW. If your broker requires a 407 letter (a release letter allowing TCW to receive duplicate statements) please contact the ADMINISTRATOR OF THE CODE OF ETHICS.

CHANGES TO AN ACCOUNT

If the account set up information of an account changes, (for example, a change to the name on the account, the account number, or similar change), the ACCESS PERSON must update the StarCompliance system at http://tcw.starcompliance.com immediately, and the ACCESS PERSON must ensure that duplicate broker statements continue to be sent to TCW.

CLOSING AN ACCOUNT

Once an account has beenclosed, the ACCESS PERSON must immediately update the status of the account by closing it in the StarCompliance system at http://tcw.starcompliance.com.

EXCEPTIONS

The requirements for account openings, changes or closures do not apply to OUTSIDE FIDUCIARY ACCOUNTS, to accounts that hold only third-party mutual funds or to FIRM accounts that exclusively hold shares of the TCW FUNDS.

Note that while the trades in a NON-DISCRETIONARY ACCOUNT do not have to be reported, the existence of the NON-DISCRETIONARY ACCOUNT must be reported to the ADMINISTRATOR OF THE CODE OF ETHICS. You will be required to provide satisfactory evidence of its non-discretionary nature as described in the EXEMPT SECURITIES chart below.

OPENING UP A TCW SEPARATELY MANAGED ACCOUNT

You also must obtain pre-clearance from the APPROVING OFFICERS to open a personal separately managed account at the FIRM. Written records of the authorization will be maintained by the Legal Department.


TCW
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OF ETHICS                                                                      6

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                                                Personal Investment Transactions
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Pre-clearance Procedures

GENERAL PRINCIPLES REGARDING SECURITIES TRANSACTIONS

Each ACCESS PERSON must obtain pre-clearance for any personal investment transaction in a SECURITY if such ACCESS PERSON has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the SECURITY.

You must obtain pre-clearance for all non-exempt SECURITIES transactions by logging on to the StarCompliance system at http://tcw.starcompliance.com and filing a PTAF. You will be required to supply certain key information and to make certain certifications each time you trade a SECURITY, such as that you have no knowledge that the SECURITY is under active consideration for purchase or sale by the FIRM for its clients. The instructions for filing a PTAF in any particular situation are available on the FIRM'S myTCW intranet site.

You must complete an approved SECURITIES transaction by 1:00 p.m. Los Angeles time (4:00 p.m. New York time) the business day following the day that you obtain pre-clearance. If the transaction is not completed within these time constraints, you must obtain a new pre-clearance, including one for any unexecuted portion of the transaction, or you must cancel the unexecuted portion of the transaction.

The defined approval window may significantly impede the use of limit orders, which if used, must be structured in adherence with the pre-clearance time limits. POST-APPROVAL IS NOT PERMITTED UNDER THIS CODE OF ETHICS. If the FIRM determines that you completed a


TCW
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OF ETHICS                                                                      7

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                                                Personal Investment Transactions
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trade before approval or after the clearance expires, you will be considered to be in violation of the CODE OF ETHICS.

Note that pre-clearance ordinarily will be given on the day you request it if it is received before the daily processing cutoffs of 6:30 a.m. or 9:30 a.m. or 12:00 p.m. Los Angeles time and 9:30 a.m. 12:30 p.m. or 3:00 p.m. New York time.

EXCEPTIONS

Pre-clearance is not necessary for EXEMPT SECURITIES and NON-DISCRETIONARY ACCOUNTS. Note that while pre-clearance is not required for NON-DISCRETIONARY ACCOUNTS, certain NON-DISCRETIONARY ACCOUNTS are subject to certain of the reporting requirements specified below. Separate certification procedures will apply for SECURITIES executed on behalf of OUTSIDE FIDUCIARY ACCOUNTS in lieu of pre-clearance. Contact the ADMINISTRATOR OF THE CODE OF ETHICS regarding OUTSIDE FIDUCIARY ACCOUNTS.

Trading Restrictions

This policy governs your investments in SECURITIES. No ACCESS PERSON or FIRM director may purchase or sell, directly or indirectly, for his or her own account, or any account in which he or she may have a beneficial interest including:

Any SECURITY that the FIRM is buying or selling for its clients, until such buying or selling is completed or cancelled.

Any SECURITY that to his or her knowledge is under active consideration for purchase or sale by the FIRM for its clients.

The FIRM has adopted other restrictions on personal investment transactions.

Remember these are limits on what you can do directly or indirectly, for your own account or for any account in which you may have a "beneficial interest." Except as otherwise noted below, the trading restrictions do not apply to OUTSIDE FIDUCIARY ACCOUNTS.


TCW
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OF ETHICS                                                                      8

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                                                Personal Investment Transactions
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No Access Person may:

     o    Enter into an uncovered short sale.

     o    Write an uncovered option.

     o Acquire any non-exempt SECURITY in an IPO (remember that if you are a REGISTERED PERSON of TFD, you also may be prohibited from participating in any IPO).

     o Transact in SECURITIES offered in a hedge fund, other PRIVATE PLACEMENTS, or other LIMITED OFFERINGS (other than those sponsored by the FIRM) without the prior approval. Sponsored PRIVATE PLACEMENTS or other LIMITED OFFERINGS are offerings where the FIRM acts as advisor to or distributor of the investment.

Requests for purchases are made by submitting an online PTAF at http://tcw.starcompliance.com. When considering approval of the online request, the APPROVING OFFICERS will take into consideration whether the investment opportunity you have been offered should be reserved for the FIRM'S clients and whether the opportunity is being offered to you by virtue of your position with the FIRM.

If you or your department wants to purchase on behalf of a FIRM client the SECURITY of an issuer or its affiliate where you have a beneficial interest (including through an OUTSIDE FIDUCIARY ACCOUNT) in the SECURITIES of that issuer through PRIVATE PLACEMENTS, you must first disclose your interest to the ADMINISTRATOR OF THE CODE OF ETHICS. In such an event, the APPROVING OFFICERS will independently review the proposed investment decision. Written records of any such circumstance should be sent to the Administrator of the Code of Ethics.

Requests for transfers of interest in FIRM-sponsored PRIVATE PLACEMENTS, other than estate planning or those that are court-mandated, require pre-approval from the APPROVING OFFICERS. To obtain this pre-approval, please contact the Administrator of the Code of Ethics. Requests for sales are made by submitting an online PTAF at http://tcw.starcompliance.com. This PTAF is filed in the same manner as regular security sales, and does not require the approval of the APPROVING OFFICERS.


TCW
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OF ETHICS                                                                      9

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                                                Personal Investment Transactions
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     o    Purchase or sell any SECURITY that is subject to a FIRM-wide restriction or a department restriction by his or her department. An exemption to trading a restricted list security may be granted under certain conditions, such as when the request occurs outside of a restricted time window period or is confirmed not to violate CHINESE WALLS, or when the purchase will not violate agreements with issuers or not exceed regulations relating to quantities of the SECURITY that may be held by the FIRM.

     o Purchase or otherwise acquire any third-party registered investment company advised or sub-advised by the FIRM (For a list of those mutual funds, see PROHIBITED THIRD-PARTY REGISTERED INVESTMENT COMPANIES).

     o Engage in frequent trading of a TCW Fund. The prospectuses of the TCW Funds contain limits on frequent trading and ACCESS
          PERSONS are required to read, understand and comply with those limits. If an ACCESS PERSON wishes to trade a TCW Fund in a non- TCW Account, the ACCESS PERSON must first file a report at http://tcw.starcompliance.com. The filing of this report should not be taken as a notification that the reported trade does not violate the TCW Funds frequent trading policy.

     o ACCESS PERSONS will be required to certify, as part of their Annual Certificate of Compliance, that they have complied with the frequent trading policy contained in the prospectuses of the TCW Funds.

Additional Restrictions for Investment Personnel

INVESTMENT PERSONNEL, as defined in the Glossary, are subject to the additional trading restrictions listed below unless they have received specific confirmation to the contrary from the CHIEF COMPLIANCE OFFICER. Note that an individual's status or duties may change that could result in him or her becoming subject to the trading restrictions for INVESTMENT PERSONNEL. If you have any questions resulting from such a change, you should contact the ADMINISTRATOR OF THE CODE OF ETHICS at ext. 0467 or by e-mail at ace@tcw.com.

INVESTMENT PERSONNEL who either manage or otherwise provide advice or execution services for a registered investment company (including the TCW FUNDS) may not:



TCW
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OF ETHICS                                                                     10

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                                                Personal Investment Transactions
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     o    Profit from the purchase and sale, or sale and purchase, of the same
          (or equivalent) SECURITIES other than EXEMPT SECURITIES within 60 calendar days. This applies to any SECURITY, whether or not it is held in any client portfolio at the FIRM. A LIFO system will be used to match transactions (meaning most recent purchases will be matched against a given sale, or that the most recent sales will be matched against a given purchase). You also should note that this prohibition would effectively limit the utility of options trading and short sales of SECURITIES and could make legitimate hedging activities less available. Any profits realized on such short-term trades will be subject to disgorgement. Note, however, that if you receive pre-clearance for a purchase or sale of an ETF, that transaction will automatically be deemed exempt from this 60 calendar day requirement.

Additionally, no portfolio manager may:

     o Purchase or sell any SECURITY for his or her own account or any OUTSIDE FIDUCIARY ACCOUNT for a period of 10 calendar days BEFORE that SECURITY is bought or sold on behalf of any FIRM client for which the portfolio manager serves as portfolio manager. Violation of this prohibition will require reversal of the transaction, and any resulting profits will be subject to disgorgement.

     o Purchase any SECURITY for his or her own account or any OUTSIDE FIDUCIARY ACCOUNT for a period of 10 calendar days AFTER that SECURITY is sold on behalf of any Firm client for which the portfolio manager serves as portfolio manager.

     o Sell any SECURITY for his or her own account or any OUTSIDE FIDUCIARY ACCOUNT for a period of 10 calendar days AFTER that SECURITY is bought on behalf of any FIRM client for which the portfolio manager serves as portfolio manager.

     o In addition, any portfolio manager who manages a registered investment company may not purchase or sell any SECURITY for his or her own account or any OUTSIDE FIDUCIARY ACCOUNT for a period of 10 calendar days AFTER that SECURITY is bought or sold on behalf of a registered investment company for



TCW
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OF ETHICS                                                                     11

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                                                Personal Investment Transactions
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          which the portfolio manager serves as investment manager. Violation of these prohibitions will require reversal of the transaction and any resulting profits will be subject to disgorgement.

Any profits required to be disgorged will be given to a charity under the FIRM'S direction.

Securities or Transactions Exempt From Personal Investment Transactions Policy

Personal investment transactions in EXEMPT SECURITIES are still subject to the FIRM's Policy Statement on Insider Information and may be subject to reporting requirements as described below.

De Minimis Transactions Exemptions

The FIRM has adopted a limited exception to certain trade rules for DE MINIMIS TRANSACTIONS. DE MINIMIS TRANSACTIONS are:

     o equity market trades for 200 shares or fewer per trade. Equity market trades include ETFs.

     o    bond market trades of $25,000 market value or less per trade.

Even though DE MINIMIS TRANSACTIONS are exempt fromcertain rules you still must log on to the StarCompliance System at

If an ACCESS PERSON seeks to pre-clear a transaction and is denied permission to trade, the ACCESS PERSON may NOT execute a DE MINIMIS TRANSACTION in that issuer

The DE MINIMIS TRANSACTION exception does NOT apply to trades in IPOs, Private Placements, or other Limited Offerings (other than those sponsored by the Firm) or securities subject to a FIRM-wide


TCW
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OF ETHICS                                                                     12

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                                                Personal Investment Transactions
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Exempt Securities Chart

The following table summarizes the pre-clearance and reporting requirements for SECURITIES or transactions that are exempt from some aspects of the personal investment transactions policy.

--------------------------------------------------------------------------------
                                                 REPORTING       REPORTING ON
                                                 ON              INITIAL OR
TYPE OF EXEMPT SECURITIES         PRE-           QUARTERLY       ANNUAL
OR TRANSACTIONS                   CLEARANCE      REPORTS         REPORT
--------------------------------------------------------------------------------
U.S. Government                   No             No              No
Securities (defined only
as direct obligations of
the U.S. Government, not
as agency obligations).
--------------------------------------------------------------------------------
Bank Certificates of              No             No              No
Deposit.
--------------------------------------------------------------------------------
Bankers' Acceptances.             No             No              No
--------------------------------------------------------------------------------
High quality short-term           No             No              No
debt instruments
(investment grade,
maturity not greater than
13 months) including
commercial paper,
repurchase agreements,
variable rate municipal
bonds and other
securities that are cash
equivalents determined by
the APPROVING OFFICERS.
--------------------------------------------------------------------------------
Shares in money market            No             No              No
mutual funds.

Note that other types of
securities that are sold
as money market
equivalents are subject
to all aspects of the
policy unless an
exemption is granted or
the security appears on
the EXEMPT LIST
--------------------------------------------------------------------------------
SECURITIES (common stock,         No             No              No
preferred stock or debt
securities) issued by
Societe Generale S.A.
--------------------------------------------------------------------------------
Shares in open-end                No             No              No
investment companies.
--------------------------------------------------------------------------------



TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     13

                                                Personal Investment Transactions
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                 REPORTING       REPORTING ON
                                                 ON              INITIAL OR
TYPE OF EXEMPT SECURITIES         PRE-           QUARTERLY       ANNUAL
OR TRANSACTIONS                   CLEARANCE      REPORTS         REPORT
--------------------------------------------------------------------------------
Note that purchases of
any third-party
registered investment
company advised or sub-
advised by the FIRM are
prohibited. (For a list
of those mutual funds,
see PROHIBITED THIRD-
PARTY REGISTERED
INVESTMENT COMPANIES).
--------------------------------------------------------------------------------
Shares issued by unit             No             No              No
investment trusts that
are invested exclusively
in one or more mutual
funds not advised by the
FIRM or its affiliates.
--------------------------------------------------------------------------------
Stock index futures,              No             No              No
futures on U.S.
Government Securities,
Eurodollar futures
contracts, and non-
financial commodities
(e.g., pork belly
contracts).
--------------------------------------------------------------------------------




TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     14

                                                Personal Investment Transactions
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                 REPORTING       REPORTING ON
                                                 ON              INITIAL OR
TYPE OF EXEMPT SECURITIES         PRE-           QUARTERLY       ANNUAL
OR TRANSACTIONS                   CLEARANCE      REPORTS         REPORT
--------------------------------------------------------------------------------
Municipal bonds                   No             No              No
traded in the
market
--------------------------------------------------------------------------------
Securities                        No pre-        Yes, but        Yes, but
purchased on                      clearance of   only            only report
behalf of an                      trades         report          the
Access Person in a                required but   the             existence
Non-Discretionary                 when the       existence       of the
Account.                          account is     of the          brokerage
(i) which you,                    opened it      brokerage       account and
your                              must be        account         not the
spouse, your                      reported and   and not         trades done
domestic                          acceptable     the             in it.
partner, or                       evidence of    trades
your                              its non-       done in
significant                       discretionary  it
other                             nature
established,                      must be
                                  provided to
                                  the
                                  Administrator
                                  of the
                                  Code of
                                  Ethics.
--------------------------------------------------------------------------------
(ii) which you,                   No             No              No
your
spouse, your
domestic
partner, or
your
significant
other did
not
establish.
--------------------------------------------------------------------------------
SECURITIES                        No             Yes             Yes
purchased or sold
through an AUTO-
TRADE
--------------------------------------------------------------------------------
Security purchases                No             Yes             Yes
effected upon the
exercise of rights
issued by the
issuer pro rata to
all holders of a
class of its
securities, to the
extent that such
rights were
acquired from such
issuer, and sales
of such rights
were so acquired.
--------------------------------------------------------------------------------



TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     15

                                                Personal Investment Transactions
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                 REPORTING       REPORTING ON
                                                 ON              INITIAL OR
TYPE OF EXEMPT SECURITIES         PRE-           QUARTERLY       ANNUAL
OR TRANSACTIONS                   CLEARANCE      REPORTS         REPORT
--------------------------------------------------------------------------------
Interests in FIRM-                No, unless a   Yes             Yes
sponsored limited                 transfer.
partnerships or
other FIRM -
sponsored PRIVATE
PLACEMENTS.
--------------------------------------------------------------------------------
SECURITIES                        No, unless     Yes,            Yes
acquired in                       cash is        security
connection with                   received in    received
the exercise of an                connection     must be
option.                           with exercise  reported.
                                  of the option
                                  (a simultaneous
                                  sale of the
                                  security upon
                                  exercise of
                                  the option).
--------------------------------------------------------------------------------
Rule 10b5-1 Plans                 Yes, prior to  Yes             Yes
must be approved                  approval of
prior to being                    the Rule
entered into.                     10b5-1 Plan.
Once approval for
the Rule 10b5-1
Plan is received,
transactions
pursuant to the
plan will not
require pre-
clearance.
--------------------------------------------------------------------------------
Direct Purchase                   Yes, prior to  Yes       Yes
Plans must be                     approval of
approved prior to                 the Direct
being entered                     Purchase
into. Once                        Plan.
approval for the
direct purchase
plan is received,
transactions
pursuant to the
Direct Purchase
Plan will not
require pre-
clearance.
--------------------------------------------------------------------------------


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     16

                                                Personal Investment Transactions
--------------------------------------------------------------------------------

Reporting Of Transactions

ACCESS PERSONS must file all reports in a complete and accurate manner, and should double-check pre-filled entries (including transactions and holdings) to ensure their accuracy and completeness. Transactions include purchases, sales and corporate actions such as mergers, spin-offs and dividend issuance. The automated system does not automatically update information regarding corporate actions. Your failure to do so may result to your trade requests being denied.

For any of the required reports or certifications below, if you realize that you will not be able to access the Internet to file a report in atimely manner, you must contact the ADMINISTRATOR OF THE CODE OF ETHICS prior to the start of the required filing period.

You are charged with the responsibility for the timely submission reports. Any effort by the FIRM to facilitate the reporting process does not change or alter that responsibility.

INITIAL HOLDINGS REPORTS

All ACCESS PERSONS are required to file online an Initial Holdings Report listing all SECURITIES (other than holdings in NON-DISCRETIONARY ACCOUNTS) and all accountsin which the person has a beneficial interest within 10 calendar days of becoming an ACCESS PERSON. See the chart above for the list of EXEMPT SECURITIES which do not have to be reported. All information in Initial Holdings Reports must be current as of a date not more than 45 days prior to the date the person became an ACCESS PERSON. The Initial Holdings Report is filed online through the internet at http://tcw.starcompliance.com. Statements that document the data contained in the Initial Holdings Report must be provided to the ADMINISTRATOR OF THE CODE OF ETHICS by the ACCESS PERSON.

QUARTERLY REPORTS

All ACCESS PERSONS must submit quarterly reports of personal investment transactions by the 10th calendar day of January, April, July, and October or, if that day is not a business day, then the first business day



TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     17

                                                Personal Investment Transactions
--------------------------------------------------------------------------------

thereafter. The quarterly report is filed online through the internet at http://tcw.starcompliance.com. Transactions include purchases, sales and corporate actions such as mergers, spin-offs, stock splits and stock dividend issuance. No reporting of cash dividends is required. Every ACCESS PERSON must file a quarterly report when due even if such person made no purchases or sales of SECURITIES during the period covered by the report. The Quarterly Report is filed online through the internet at http://tcw.starcompliance.com.

ANNUAL HOLDINGS REPORTS

All ACCESS PERSONS are required to submit online on or before January 31 an Annual Holdings Report that provides a listing of all accounts and SECURITIES that the person has a beneficial interest in as of December 31 of the preceding year (other than holdings in NON-DISCRETIONARY ACCOUNTS). See the chart above for the list of EXEMPT SECURITIES which do not have to be reported. All information in Annual Holdings Reports must be current as of a date not more than 45 calendar days prior to the date the report was submitted.
The Annual Holdings Report is filed online through the internet at http://tcw.starcompliance.com.

ANNUAL COMPLIANCE CERTIFICATION

All ACCESS PERSONS are required to submit an Annual Compliance Certification containing a certification regarding compliance with the CODE OF ETHICS on or before January 31 of the subsequent year. The Annual Compliance Certification is filed online through the internet at http://tcw.starcompliance.com.

SUMMARY OF REPORTING FORMS REQUIRED TO BE FILED

If you are an ACCESS PERSON you must submit:

REPORT NAME                     WHEN DUE
--------------------------------------------------------------------------------
Initial Holdings Report         10 days of becoming an ACCESS PERSON
--------------------------------------------------------------------------------
Quarterly Reports               First 10 days of January, April,
                                July, October
--------------------------------------------------------------------------------
Annual Holdings Report          First 31 days of each year
--------------------------------------------------------------------------------
Annual Compliance               First 31 days of each year
Certification
--------------------------------------------------------------------------------



TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     18

                                                                Exemptive Relief
--------------------------------------------------------------------------------

Exemptive Relief

The ADMINISTRATOR OF THE CODE OF ETHICS will coordinate obtaining the approval of the APPROVING OFFICERS. The APPROVING OFFICERS will review and consider any proper request of an ACCESS PERSON for relief or exemption from any remedy, restriction, limitation or procedure contained in this CODE OF ETHICS that is claimed to cause a hardship for such an ACCESS PERSON or that may involve an unforeseen or involuntary situation where no abuse is involved. Exemptions of any nature may be given on a specific basis or a class basis determined by the APPROVING OFFICERS. The APPROVING OFFICERS also may grant exemption from ACCESS PERSON status to any person or class of persons it determines does not warrant such status. Under appropriate circumstances, the APPROVING OFFICERS may authorize a personal transaction involving a security subject to actual or prospective purchase or sale for clients, where the personal transaction would be very unlikely to affect a highly institutional market, where the FIRM officer or employee is not in possession of INSIDE INFORMATION, or for other reasons sufficient to satisfy the APPROVING OFFICERS that the transaction does not represent a conflict of interest, involve the misuse of INSIDE INFORMATION or convey the appearance of impropriety. The APPROVING OFFICERS shall meet on an ad hoc basis, as deemed necessary upon written request by an ACCESS PERSON, stating the basis for his or her request for relief. The APPROVING OFFICERS' decision is solely at their discretion.





















TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     19

                                             Policy Statement on Insider Trading
--------------------------------------------------------------------------------

Policy Statement on Insider Trading

The professionals and staff of the FIRM occasionally come into possession of material, non-public information (often called "INSIDE INFORMATION"). Various federal and state laws, regulations, court decisions, and general ethical and moral standards impose certain duties with respect to the use of this INSIDE INFORMATION. The violation of these duties could subject both the FIRM and the individuals involved to severe civil and criminal penalties and could result in damaging the reputation of the FIRM. SEC rules provide that any purchase or sale of a security while "having awareness" of INSIDE INFORMATION is illegal regardless whether the information was a motivating factor in making a trade. The FIRM views seriously any violation of this policy statement. Violations constitute grounds for disciplinary sanctions, including dismissal.

Within an organization or affiliated group of organizations, courts may attribute one employee's knowledge of INSIDE INFORMATION to another employee or group that later trades in the affected security, even if no actual communication of this knowledge occurred. Thus, by buying or selling a particular SECURITY in the normal course of business, FIRM personnel other than those with actual knowledge of INSIDE INFORMATION could inadvertently subject the FIRM to liability. Alternatively, someone obtaining INSIDE INFORMATION in a legitimate set of circumstances may inadvertently restrict the legitimate trading activities of other persons within the company.

The risks in this area can be significantly reduced through the conscientious use of a combination of trading restrictions and information barriers designed to confine material non-public information to a given individual, group or department (so-called "CHINESE WALLS" or "INFORMATIONAL BARRIERS"). One purpose of this Policy Statement is to establish a workable procedure for applying these techniques in ways that offer significant protection to the FIRM and its personnel, while providing flexibility to continue the FIRM'S investment management activities on behalf of our clients.


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     20

                                             Policy Statement on Insider Trading
--------------------------------------------------------------------------------

See the attached Reference Table if you have any questions on this Policy or who to consult in certain situations. Please note that references in this Policy to the GENERAL COUNSEL and CHIEF COMPLIANCE OFFICER include persons who they have authorized in their respective departments to handle matters under this Policy.

TCW Policy on Insider Trading

TRADING PROHIBITION

No ACCESS PERSON of the FIRM may buy or sell a security, including stocks, bonds, convertible SECURITIES, options, derivatives tied to a company's securities or warrants in a company, either for themselves or on behalf of others while in possession of material, non-public information aboutthe company. This means that you may not buy or sell such securitiesfor yourself or anyone, including your spouse, domestic partner, relative, friend, or client and you may not recommend that anyone else buy or sell a security of a company on the basis of INSIDE INFORMATION regarding that company.

COMMUNICATION PROHIBITION

No Access Person of the Firm may communicate material, non-public information to others who have no official need to know. This is known as "tipping," which also is a violation of the insider trading laws, even if the "tipper" did not personally benefit. Therefore, you should not discuss such information acquired on the job with your spouse, domestic partner or with friends,

This prohibition on sharing material, non-public information extends to affiliates such as Buchanan

If you convey material non-public information to another person, even inadvertently, it is possible that the other person, if he or she trades on such information would violate insider trading laws. This is known as "tippee liability." You should remember that you may obtain material, non-public information about entities sponsored by the Firm, such as its mutual funds. Communicating such information in violation of the Firm's policies is illegal.




TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     21

                                             Policy Statement on Insider Trading
--------------------------------------------------------------------------------

WHAT IS MATERIAL INFORMATION?

Information is material when a reasonable investor would consider it important in making an investment decision. Generally, this is information the disclosure of which could reasonably be expected to have an effect on the price of a company's securities. The general test is whether a reasonable investor would consider the information important in deciding whether or not to buy or sell a security in the company. The information could be positive or negative.

Whether something is MATERIAL INFORMATION must be evaluated relative to the company in whose securities a trade is being considered (e.g., a multi-million dollar contract may be immaterial to Boeing but material to a smaller capitalization company). Some examples of MATERIAL INFORMATION are:

     o    dividend changes,

     o    earnings results,

     o    projections,

     o    changes in previously released earnings estimates,

     o significant merger, spin-off, joint venture, or acquisition proposals or agreements,

     o    stock buy-back proposals,

     o    tender offers,

     o    rights offerings,

     o    new product releases or schedule changes,

     o    significant accounting write-offs or charges,

     o    credit rating changes,

     o    changes in capital structure (e.g. stock splits),

     o    accounting changes,

     o    major technological discoveries, breakthroughs or failures,

     o    major capital investment plans,


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     22

                                             Policy Statement on Insider Trading
--------------------------------------------------------------------------------

     o    major contract awards or cancellations,

     o    governmental investigations,

     o    major litigation or disposition of litigation,

     o    liquidity problems, and

     o    extraordinary management developments or changes.

MATERIAL INFORMATION also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities in some contexts may be deemed material. Similarly, pre-publication information regarding reports to be issued in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider traders who capitalized on pre-publication information for the Wall Street Journal's "Heard on the Street" column.

Because no clear or "bright line" definition of what is material exists, assessments sometimes require a fact-specific inquiry. For this reason, if you have questions about whether information is material, direct the questions to the Director of Research or your Department Head and, if further inquiry is desired or required, consult the GENERAL COUNSEL or the CHIEF COMPLIANCE OFFICER. If you prefer, you can go directly to the General Counsel, your product attorney, or the Chief Compliance Officer initially.

Remember that TCW FUNDS and TSI are publicly traded entities and you may be privy to material-non public information regarding those entities.

WHAT IS NON-PUBLIC INFORMATION?

Information is "public" when it has been disseminated broadly to investorsin the marketplace. Tangible evidence of dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape," a press release, Bloomberg, release by Standard & Poor's or Reuters, or publication in the Wall Street Journal or other generally circulated publication. Information


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     23

                                             Policy Statement on Insider Trading
--------------------------------------------------------------------------------

remains non-public until it is disseminated to the marketplace by one or more public announcements or filings.

What Are Some Examples Of How TCW Personnel Could Obtain Inside Information And What You Should Do In These Cases?

In the context of the FIRM'S business, the following are some examples of how a person could come into possession of INSIDE INFORMATION: Board of Directors' seats or observation rights, deal-specific information in connection with a negotiated transaction, creditors' committees, information about TCW products (e.g., information about the TCW Funds that has not yet been disclosed) and contacts with public companies.

BOARD OF DIRECTORS SEATS OR OBSERVATION RIGHTS

Officers, directors, and employees sometimes are asked to sit or act as a Board member, an alternate Board member or an observer on the Board of Directors of public or EDGAR-reporting companies -sometimes in connection with their duties at the FIRM and sometimes in a personal capacity. These public companies generally will have restrictions on their Board members', alternates' or observers' trading in the companies' securities except during specified "window periods" following the public dissemination of financial information. As noted elsewhere in the "Outside Activities Service as Director" section in this Policy, service as a director of a non-FIRM company requires approval, and, if approval is given, it will be subject to the implementation of procedures to safeguard against potential conflicts of interest or insider trading, such as CHINESE WALL procedures and placing the SECURITIES on a restricted list. Anyone who wishes to serve on a Board of Directors or as a Board Observer should complete the REPORT ON OUTSIDE DIRECTORSHIPS AND OFFICERSHIPS that is posted on the myTCW intranet and submit it to the ADMINISTRATOR OF THE CODE OF ETHICS who will coordinate the approval process. If approval is granted, the Administrator of the Code of Ethics will notify the Legal Department so that the appropriate CHINESE WALL and/or restricted securities listing can be made.


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     24

                                             Policy Statement on Insider Trading
--------------------------------------------------------------------------------

     YOU MUST OBTAIN APPROVAL FOR SITTING ON A BOARD OR FOR BOARD OBSERVATION RIGHTS EVEN IF IT IS FOR BOARD SEATS RELATED TO YOUR DUTIES AT TCW.

Cases of fund managers sitting on Boards of public companies have been highlighted in the press and have underscored the effect of inadequate safeguards that could inadvertently render securities "illiquid" in the hands of the FIRM. To mitigate this risk, anyone sitting on a Board of a public company should consider the CHINESE WALL procedures below as applicable to them and should abide by them. If the Board seat is held in connection with FIRM clients, and a legitimate need exists to communicate the information, it may be done within the confines and procedures set forth in the CHINESE WALL memorandum and procedures. The CHIEF COMPLIANCE OFFICER, GENERAL COUNSEL, or your product attorney should be contacted with any questions.

Portfolio Managers sitting on Boards of public companies in connection with an equity position that they manage should be mindful of SEC filing obligations under Section 16 of the EXCHANGE ACT, in addition to the possibility of being required to give back profits (or so called "short swing profits") on purchases and sales of shares held in client accounts within a 6-month period. Similar concerns arise in the context of companies where an intent to control exists or an arrangement is made with others to attempt to influence or control a public company. The product attorney should be consulted in these situations, and outside counsel should beinvolved as necessary.

DEAL-SPECIFIC INFORMATION

Under certain circumstances, an employee may receive INSIDE INFORMATION for a legitimate purpose in the context of a transaction in which a FIRM entity or account is a potential participant or in the context of forming a confidential relationship. This includes receiving "private" information through an on-line service such as Intralinks. This "deal-specific information" may be used by the department to which it was given for the purpose for which it was given. Generally, if a confidentiality agreement is to be


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     25

                                             Policy Statement on Insider Trading
--------------------------------------------------------------------------------

signed, it should be assumed that INSIDE INFORMATION is included. However, even in the absence of a confidentiality agreement, INSIDE INFORMATION may be received when an oral agreement is made or an expectation exists that you will maintain the information as confidential. In addition, if the persons providing or receiving the information have a pattern or practice of sharing confidences so that the recipient knows or reasonably should know that the provider expects the information to be kept confidential, such pattern or practice is sufficient to form a confidential relationship. The SEC rules further provide a presumed duty of trust and confidence when a person receives material non-public informationfrom his or her spouse, parent, child, or sibling.

Material non-public or deal-specific information may be given in connection with the FIRM making a direct investment in a company in the form of equity or debt; it may also involve a purchase by the FIRM of a debt or equity security in a secondary transaction or in the form of a participation. The information can be conveyed through a portal such as Intralinks, orally from a sponsor or dealer or through other electronic delivery or hard copy documentation. This type of situation typically arises in mezzanine financings, loan participations, bank debt financings, venture capital financing, purchases of distressed securities, oil and gas investments and purchases of substantial blocks of stock from insiders. You should remember that even though the investment for which the deal-specific information is being received may not be a publicly traded security, the company may have other classes of publicly traded securities, and the receipt of the information by the FIRM can affect the ability of other parts of the organization to trade in those securities. For the aforementioned reasons, if you are to receive any deal-specific information or material, non-public information on a company with any class of publiclytraded securities (whether domestic or foreign), contact the product attorney in the Legal Department for your area, who then will implement the appropriate CHINESE WALL and trading procedures.


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     26

                         Policy Statement on Insider Trading Policy Statement on
--------------------------------------------------------------------------------
                                                                 Insider Trading

CREDITORS' COMMITTEES

On occasion, an investment may go intodefault, and the FIRM is a significant participant. In that case, the FIRM may be asked to participate on a Creditors' Committee. Creditors' Committees often are involved in intensive negotiations involving restructuring, work-outs, recapitalizations and other significant events that would affect the company and are given access to INSIDE INFORMATION. The FIRM sitting on such a committee could substantially affect its ability to trade in SECURITIES in the company and, therefore, before agreeing to sit on any official Creditors' Committee, you should contact the ADMINISTRATOR OF THE CODE OF ETHICS who will obtain any necessary approvals and notify the Legal Department so that the appropriate CHINESE WALL can be established and/or restricted securities LISTINGS can be made. If you sit on an informal Creditors' Committee (i.e., a committee or group that does not receive material non-public information from an issuer), these restrictions may not apply, but you should consult with the product attorney in the Legal Department for confirmation.

INFORMATION ABOUT TCW PRODUCTS

Persons involved with the management of limited partnerships, trusts, and registered investment companies (closed-end and open-end) which themselves issue securities could come into possession of MATERIAL INFORMATION about those funds that is not generally known to their investors or the public and that could be considered INSIDE INFORMATION. For example, plans with respect to dividends, closing down a fund or changes in portfolio management personnel could be considered INSIDE INFORMATION, and buying or selling securitiesin a FIRM product with knowledge of an imminent change in dividends would be a violation of the policy. Another example would be a large-scale buying or selling program or a sudden shift in allocation that was not generally known. This also could be considered INSIDE INFORMATION. Disclosing holdings of the TCW FUNDS or TSI on a selective basis could be viewed as an improper disclosure of non-public information and should not be done. See the MARKETING AND COMMUNICATIONS POLICY for further information concerning portfolio holdings disclosure. In the event of


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     27

                                             Policy Statement on Insider Trading
--------------------------------------------------------------------------------

inadvertent or unintentional disclosure of material non-public information, the person making the disclosure should immediately contact the product attorney or GENERAL COUNSEL because the FIRM will be required to make prompt disclosure as soon as reasonably practicable (but in no event after the later of 24 hours after the disclosure or the commencement of the next day's trading on the New York Stock Exchange).

The FIRM currently discloses holdings of the TCW FUNDS or TSI on a monthly basis beginning on the 15th calendar day following the end of that month (or, if not a business day, the next business day thereafter). Disclosure of these funds' holdings at other times requires special confidentiality procedures and must be precleared with the product attorney. Persons involved with management of these funds and, in particular, portfolio managers and INVESTMENT PERSONNEL, but also support and administrative personnel, should be sensitive to the fact that they have access to such information. Department Heads for each product area, the head of mutual funds for the FIRM, and the productattorney in the Legal Department are responsible for notifying the ADMINISTRATOR OF THE CODE OF ETHICS of this type of INSIDE INFORMATION so he or she can impose appropriate restrictions,and advise him or her when the information becomes public or stale, so that the restriction can be removed.

CONTACTS WITH PUBLIC COMPANIES

For the FIRM, contacts with public companies represent an important part of our research efforts. The FIRM makes investment decisions on the basis of the FIRM's conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, an employee becomes aware of material, non-public information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst, or if an investor-relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the FIRM must make a judgment regarding its further conduct. If an issue arises in this area, a research analyst's notes could become subject to


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     28

                                             Policy Statement on Insider Trading
--------------------------------------------------------------------------------

scrutiny. Research analyst's notes have become increasingly the target of plaintiffs' attorneys in securitiesclass actions.

This area is of particular concern to the investment business and, unfortunately, is one with a great deal of legal uncertainty. In a notable 1983 case, the U.S. Supreme Court recognized explicitly the important role of analysts to ferret out and analyze information as necessary for the preservation of a healthy market. It also recognized that questioning of corporate officers and insiders is an important part of this information gathering process. The Court thus framed narrowly the situations in which analysts receiving insider information would be required to "disclose or abstain" from trading (generally when the corporate insider was disclosing for an improper purpose, such as for personal benefit, and the analyst knew it). However, the SEC has declared publicly its disfavor with the ruling in the case and has since brought enforcement proceedings indicating that they will take strict action against what they see as "selective disclosures" by corporate insiders to securities analysts, even when the corporate insider was getting no personal benefit and was trying to correct market misinformation. Thus, the status of company-to-analyst contacts has been characterized as "a fencing match on a tightrope" and a noted securities professor has said that the tightrope is now electrified. Analysts and portfolio managers who have private discussions with management of a company should be clear about whether they desire to obtain MATERIAL INFORMATION and become restricted or not receive such information.

Because of this uncertainty, caution is the recommended course of action. If an analyst or portfolio manager receives what he or she believes is insider information and if you feel you received it in violation of a corporate insider's fiduciary duty or for his or her personal benefit, you should not trade and should discuss the situation with your product attorney in the Legal Department, the GENERAL COUNSEL or the CHIEF COMPLIANCE OFFICER. If you prefer, you can contact the General Counsel or Chief Compliance Officer directly.


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     29

                                             Policy Statement on Insider Trading
--------------------------------------------------------------------------------

What Is The Effect Of Receiving Inside Information?

The person actually receiving the INSIDE INFORMATION is subject to the trading and communication prohibitions discussed above. However, because the FIRM is a company, questions arise regarding how widely that information is to be attributed throughout the company. Naturally, the wider the attribution, the greater the restriction will be on other persons and departments within the company. Therefore, anyone receiving INSIDE INFORMATION should be aware that the consequences can extend well beyond themselves or even their departments.

In the event of receipt of INSIDE INFORMATION by an employee, the company generally will:

     o establish a CHINESE WALL around the individual or a select group or department, and/or

     o place a "firm wide restriction" on securities in the affected company that would bar any purchases or sales of the securities by any department or person within the FIRM, whether for a client or personal account (absent specific approval from the Compliance Department).

In connection with the CHINESE WALL protocol, those persons falling within the CHINESE WALL would be subject to the trading prohibition and, except for need-to-know communications to others within the CHINESE WALL, the communication prohibition discussed above. The breadth of the CHINESE WALL and the persons included within it would be determined on a case-by-case basis. In these circumstances, the CHINESE WALL procedures are designed to "isolate" the INSIDE INFORMATION and restrict access to it to an individual or select group to allow the remainder of the company not to be affected by it. In any case where a CHINESE WALL is imposed, the CHINESE WALL procedures discussed below must be strictly observed.

Does TCW Monitor Trading Activities?

The Compliance Department conducts reviews of trading in public securities listed on the RESTRICTED SECURITIES LIST. The Compliance Department surveys transactions effected by employees and client accounts for the purpose


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     30

                                             Policy Statement on Insider Trading
--------------------------------------------------------------------------------

of, among others, identifying transactions that may violate laws against insider trading and, when necessary, investigating such trades. The Compliance and Legal Departments conduct monitoring of the CHINESE WALLS.

Penalties And Enforcement By SEC And Private Litigants

The Director of Enforcement of the SEC has said that the SEC pursues all cases of insider trading regardless of the size of transaction and regardless of the persons involved. Updated and improved detection, tracking, and surveillance techniques in the past few years have strengthened enforcement efforts by the SEC as well as the stock exchanges. This surveillance is done routinely in many cases or can be based on informants in specific cases.

Penalties for violations are severe for both the individual and possibly his or her employer. These could include:

     o paying three times the amount of all profits made (or losses avoided),

     o    fines of up to $1 million,

     o    jail up to 10 years, and

     o    civil lawsuits by shareholders of the company in question.

The regulators, the market and the FIRM view violations seriously.

What You Should Do If You Have A Question About Inside Information?

Before executing any trade for yourself or others, including clients of the FIRM, you must consider whether you have access to material, non-public information. If you believe you have received oral or written material, non-public information, you should discuss the situation immediately with the product attorney in the Legal Department, the GENERAL COUNSEL, or the CHIEF COMPLIANCE OFFICER who will determine whether the information is of a nature requiring restrictions on use and dissemination and when any restrictions should be lifted. You should not discuss the information with anyone else within or outside the FIRM.


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     31

                                             Policy Statement on Insider Trading
--------------------------------------------------------------------------------

Chinese Wall Procedures

The SEC has long recognized that procedures designed to isolate material non-public information to specific individuals or groups can be a legitimate means of curtailing attribution of knowledge of this INSIDE INFORMATION to an entire company. These types of procedures are typical in multi-service broker-dealer investment banking firms and are known as CHINESE WALL procedures. In those situations where the FIRM believes INSIDE INFORMATION can be isolated, the following CHINESE WALL procedures would apply. These CHINESE WALL procedures are designed to "quarantine" or "isolate" the individuals or select group of persons within the CHINESE WALL.

Identification Of The Walled-In Individual Or Group

The persons subject to the CHINESE WALL procedures will be identified by name or group designation. If the CHINESE WALL procedures are applicable simply because of someone serving on a Board of Directors of a public company in a personal capacity, the CHINESE WALL likely will apply exclusively to that individual, although in certain circumstances expanding the wall may be appropriate. When the information is received as a result of being on a Creditors' Committee, serving on a Board in a capacity related to the FIRM'S investment activities, or receiving deal-specific information, the walled-in group generally will refer to the product management group associated with the deal and, in some cases, related groups or groups that are highly interactive with that group. Determination of the breadth of the CHINESE WALL is fact-specific and must be made by the product attorney, the General Counsel, or the Chief Compliance Officer. Therefore, as noted above, advising them if you come into possession of material, non-public information is important.


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     32

                                             Policy Statement on Insider Trading
--------------------------------------------------------------------------------

Isolation Of Information

Fundamental to the concept of a CHINESE WALL is that the INSIDE INFORMATION be effectively quarantined to the walled-in group. The two basic procedures that must be followed to accomplish this are as follows: restrictions on communications and restrictions on access to information.

RESTRICTIONS ON COMMUNICATIONS

Communications regarding the INSIDE INFORMATION of the subject company should only be held with persons within the walled-in group on a need-to-know basis or with the General Counsel, the product attorney in the Legal Department or Chief Compliance Officer. Communications should be discreet and should not be held in the halls, in the lunchroom or on cellular phones. In some cases using code names for the subject company as a precautionary measure may be appropriate. If persons outside of the group are aware of your access to information and ask you about the target company, they should be told simply that you are not at liberty to discuss it. On occasion, discussing the matter with someone at the FIRM outside of the group may be desirable. However, no such communications should be held without first receiving the prior clearance of the General Counsel, the product attorney, or the Chief Compliance Officer. In such case, the person outside of the group and possibly his or her entire department, thereby will be designated as "inside the wall" and will be subject to all CHINESE WALL restrictions in this policy.

RESTRICTIONS ON ACCESS TO INFORMATION

The files, computers, and offices where confidential information is physically stored generally should be made inaccessible to persons not within the walled-in group. In certain circumstances, adequate physical segregation of the group exists, whereby access would be very limited. However, in other cases with less physical segregation between the group and others, additional precautionary measures should be taken to ensure that any confidential non-public information is kept in files that are secure and not generally accessible.


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     33

                                             Policy Statement on Insider Trading
--------------------------------------------------------------------------------

Trading Activities By Persons Within The Wall

Persons within the CHINESE WALL are prohibited from buying or selling securitiesin the subject company, whether on behalf of the FIRM or clientsor in personal transactions. This restriction would not apply in the following two cases: (i) where the affected persons have received deal-specific information, the persons are permitted to use the information to consummate the deal for which deal-specific information was given, and (ii) in connection with a liquidation of a client account in full, the security in the affected account may be liquidated if the client has specifically instructed the FIRM to liquidate the account in its entirety and if no confidential information has been shared with the client. In this circumstance, the FIRM would attribute the purchase or sale to the direction of the client rather than pursuant to the FIRM'S discretionary authority and the FIRM would be acting merely in an executory capacity (again, assuming no confidential information has been shared with the client). The liquidating portfolio manager should confirm to the ADMINISTRATOR OF THE CODE OF ETHICS in connection with such a liquidation that no confidential information was shared with the client. Note that if the transaction permitted under (i) above is a secondary trade (vs. a direct company issuance), the product attorney should be consulted to determine disclosure obligations to the counterparty of the INSIDE INFORMATION in our possession.

Termination Of Chinese Wall Procedures

When the information has been publicly disseminated and a reasonable time has elapsed, or if the information has become stale, the CHINESE WALL procedures with respect to the information generally can be eliminated. The person who contacted the Legal or Compliance Department to have the CHINESE WALL established must notify the Legal Department when the CHINESE WALL can be terminated. This is particularly true if the information was received in an isolated circumstance such as an inadvertent disclosure to an analyst or receipt of deal-specific information. However, persons who by reason of an ongoing relationship or position with the company are exposed more frequently to the receipt of such information (e.g.,


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     34

                                             Policy Statement on Insider Trading
--------------------------------------------------------------------------------

being a member of the Board of Directors or on a Creditors' Committee) would be subject ordinarily to the CHINESE WALL procedures on a continuing basis and may be permitted to trade only during certain "window periods" when the company permits such "access" persons to trade.

Each Group Head is responsible for ensuring that members of his or her group abide by these CHINESE WALL procedures in every instance.

TOPIC                            YOU SHOULD CONTACT:
--------------------------------------------------------------------------------
If you have a question           First: The product attorney, GENERAL
about whether information        COUNSEL or CHIEF COMPLIANCE OFFICER.
is "material" or "non-
public"
If you have questions about
whether you have received
material non-public
information about a public
company
--------------------------------------------------------------------------------


TOPIC                            YOU SHOULD CONTACT:
--------------------------------------------------------------------------------
If you have a question           Department Head for product area or
about whether you have           for mutual funds or such group's
received INSIDE INFORMATION      product attorney (who will coordinate
on a FIRM commingled fund        as necessary with the Administrator of
(e.g. partnerships, trusts,      the Code of Ethics
mutual funds)
--------------------------------------------------------------------------------
If you have a question           Product attorney in the Legal
about obtaining deal-            Department or GENERAL COUNSEL or CHIEF
specific information             COMPLIANCE OFFICER.
(pre-clearance
is required)

If you have a question
about sitting on a
Creditors' Committee
(preapproval is required)

If you need to have a
CHINESE WALL established

If you have questions about
terminating a CHINESE WALL
--------------------------------------------------------------------------------

TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     35

                                             Policy Statement on Insider Trading
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
If you wish to take a Board      ADMINISTRATOR OF THE CODE OF ETHICS
of Directors seat, serve as
an alternate on a Board or       (Note that in this case the
sit on a Creditors               Administrator of the Code of Ethics
Committee                        will contact the attorney who is
(Pre-approval is required)       responsible for restricted securities
                                 issues, the General Counsel, or Chief
If you have questions about      Compliance Officer)
the securities listed on
the RESTRICTED SECURITIES
LIST

If you want permission to
buy or sell a security
listed on the RESTRICTED
SECURITIES LIST

In the event of inadvertent      Product attorney or General Counsel
or non-intentional               who will notify the Chief Compliance
disclosure of mutual non-        Officer because the FIRM will be
public information               required to make prompt disclosure as
                                 soon as reasonable practicable (but in
                                 no event after the later of 24 hours
                                 after the disclosure or the
                                 commencement of the next day's trading
                                 on the New York Stock Exchange).
If you have questions about
who is "within" or               Product attorney, the General Counsel,
"outside" a CHINESE WALL         or Chief Compliance Officer.
--------------------------------------------------------------------------------
If you have questions about      General Counsel or Chief Compliance
the Insider Trading Policy       Officer or Product Attorney
in general
--------------------------------------------------------------------------------
If you have questions about      General Counsel or Chief Compliance
Section 13/16 issues             Officer or Product Attorney


Certain Operational Procedures

The following are certain operational procedures that will be followed to ensure communication of insider trading policies to FIRM employees and enforcement thereof by the FIRM.



TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     36

                                                  Certain Operational Procedures
--------------------------------------------------------------------------------

Certain Operational Procedures

Maintenance of Restricted List

The RESTRICTED SECURITIES LIST is updated by the ADMINISTRATOR OF THE CODE OF ETHICS, who distributes it as required. This list is issued whenever an addition, deletion or modification occurs, in addition to periodically if no changes have been made. In some cases, the list may note a partial restriction (e.g. restricted as to purchase, restricted as to sale, or restricted as to a particular group or person). The Administrator of the Code of Ethics updates an annotated copy of the list that explains why each item is listed and has a section giving the history of each item that has been deleted. This annotated RESTRICTED SECURITIES LIST is distributed to the GENERAL COUNSEL and the CHIEF COMPLIANCE OFFICER, as well as any additional persons, which either of them may approve.

The RESTRICTED SECURITIES LIST is updated whenever a change occurs that the Administrator of the Code of Ethicshas confirmed should be added with the General Counsel, the Chief Compliance Officer, or an attorney in the Legal Department.

The RESTRICTED SECURITIES LIST restricts issuers (i.e., companies) and not just specific securities issued by the issuer. So do not use the list of ticker symbols as being the complete list -- the key is that you are not to do the prohibited transaction in the company or a derivative that is tied to the company. This is of particular importance to the strategies which may invest in securities listed on foreign exchanges.

     THE RESTRICTED SECURITIES LIST MUST BE CHECKED BEFORE EACH TRADE. IF AN ORDER IS NOT COMPLETED ON ONE DAY, THEN THE OPEN ORDER SHOULD BE CHECKED AGAINST THE RESTRICTED SECURITIES LIST EVERY DAY IT


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     37

                                                  Certain Operational Procedures
--------------------------------------------------------------------------------

     IS OPEN BEYOND THE APPROVED PERIOD THAT WAS GIVEN (E.G., THE WAIVER YOU RECEIVED WAS FOR A SPECIFIC PERIOD, SUCH AS ONE DAY).

The RESTRICTED SECURITIESLIST includes securities for foreign and domestic public reporting companies where FIRM personnel serve as directors, board observers, officers, or members of official creditors' committee, where FIRM personnel have material, non-public information or have an agreement or arrangement to maintain information as confidential.

EXEMPTIONS

Once an entity is placed on the RESTRICTED SECURITIES LIST, any purchase or sale specified on the list (whether a personal trade or on behalf of a client account) must be cleared with the ADMINISTRATOR OF THE CODE OF ETHICS (or another member of the Compliance Department who will consult with, as appropriate, an attorney in the Legal Department, GENERAL COUNSEL, or CHIEF COMPLIANCE OFFICER). In certain circumstances where a group continuously receives material non-public information as part of its strategy, a global CHINESE WALL will be imposed on the department in lieu of placing all of the issuers for which it has information on the RESTRICTED SECURITIES LIST.

CONSENT TO SERVICE ON BOARD OF DIRECTORS AND CREDITORS' COMMITTEES

To monitor situations where material, non-public information may become available by reason of a Board position, employees are required to obtain consent for accepting positions on non-FIRM Boards of Directors whether as part of FIRM duties or in a personal capacity. Similarly, consent is required for employees to sit on Creditors' Committees. See the section Policy Statement on Insider Trading - What Are Some Examples Of How TCW Personnel Could Obtain Inside Information and What Should You Do In These Cases?






TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     38

                         Gifts, Entertainment, Payments & Preferential Treatment
--------------------------------------------------------------------------------

Gifts, Entertainment, Payments & Preferential Treatment

GIFTS or ENTERTAINMENT may provide the actual or apparent potential for conflict of interest affecting an employee's duties and independence of judgment for the FIRM'S clients or the FIRM. Therefore, the FIRM'S policy limits GIFTS or ENTERTAINMENT, whether to the employee or his or her spouse, family, domestic partner, relatives, friends or designees. The FIRM'S policy also requires certain pre-approvals and reporting.

Gifts And Entertainment Received By Employees

GIFTS

Employees should never solicit GIFTS from suppliers, service providers, clients, brokers, consultants or any other entity with which the FIRM does business.

As a general rule, you should not accept GIFTS that are of excessive value. While no absolute definition of "excessive" exists, you should exercise good judgment to ensure that no GIFT that is, or could be, reasonably viewed as excessive in value is accepted. Generally, GIFTS with a value of $100 or less would not be viewed as excessive; those over $100 would be excessive, although the context in which the GIFT is received might permit the receipt of such a GIFT over $100 if approval is obtained (in the manner described below). The receipt of cash GIFTS by employees is absolutely prohibited.

ENTERTAINMENT

For an event to qualify as ENTERTAINMENT, the host of the event must be personally present at the event; otherwise, it would be viewed as a GIFT.

As a general rule, you should not accept an invitation that involves ENTERTAINMENT that is excessive or not usual and customary. No set of absolute rules exists, and good judgment must be exercised. The context, circumstances, and frequency must be considered. For example, when the event is more business related (e.g., a business conference), greater latitude may be acceptable, whereas in a purely amusement context (e.g., an out-of-town sporting event), more restriction may be required.


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     39

                         Gifts, Entertainment, Payments & Preferential Treatment
--------------------------------------------------------------------------------

If you believe the ENTERTAINMENT might be excessive or if the ENTERTAINMENT falls into one of the categories identified below, you should seek approval. Approval is required even if the entertainment is part of your approved entertainment budget.

APPROVALS

In some cases, approval is advisable, and in other cases, it is mandatory. Approvals must be obtained prior to the GIFT or ENTERTAINMENT beinggiven. If approval is warranted, you must contact the ADMINISTRATOR OF THE CODE OF ETHICS to coordinate the approval process. The two approvals consist of:

     o First, the head of your Department or your supervisor if you are the head of your Department, and

     o Second, any one of the CHIEF ADMINISTRATIVE OFFICER, CHIEF COMPLIANCE OFFICER, the CHIEF RISK OFFICER or the GENERAL COUNSEL.

Approval must be obtained if:

     o The GIFT or ENTERTAINMENT involves the payment of out- of-town travel or accommodation expenses.

     o This does not apply to payment of accommodations by a sponsor of an industry, company, or business conference held within the U.S. involving multiple attendees from outside the FIRM where your expenses are being paid by the sponsor on the same basis as those of other attendees; however, if the sponsor is paying travel expenses, approval is required. Also, if the accommodations or travel are paid in connection with a trip abroad, approval should be sought.

     o A GIFT is reasonably believed to have a value in excess of $100, but you feel it is appropriate. Unless the GIFT appears excessive to a reasonable person, this does not apply to:

     o A business GIFT being given to you from a business or corporate GIFT list on the same basis as other recipients of the sponsor (e.g., Christmas Gifts).

     o GIFTS from a donor to celebrate a transaction or event that are given to a wide group of recipients (e.g., closing dinner GIFTS).


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     40

                         Gifts, Entertainment, Payments & Preferential Treatment
--------------------------------------------------------------------------------

     o You reasonably believe that the ENTERTAINMENT might be excessive, but you feel it is appropriate.

     o A GIFT is received from one business relation more than twice in a calendar year.

     o You are entertained on a personal basis by a hosting business relation more than twice in a calendar year. A "personal basis" is one involving a relatively small group of people in contrast with a function or event attended by several unrelated attendees (e.g., a fundraising dinner or a party).

You are advised to seek approval if:

     o You are not sure if the ENTERTAINMENT is excessive, but you feel it is appropriate.

     o    You cannot judge whether a GIFT would have a value over $100.

If a GIFT is over $100 and is not approved as being otherwise appropriate, you should (i) reject the GIFT, (ii) give the GIFT to the ADMINISTRATOR OF THE CODE OF ETHICS who will return it to the person giving the GIFT (you may include a cover note), or (iii) if returning the GIFT could damage friendly relations between a third-party and the FIRM, give it to the Administrator of the Code of Ethicswho will donate it to charity.

Gifts And Entertainment Given By Employees

The general guidelines for gifts andentertainment provided by TCW employees are supplemented by special rules for gifts and entertainment related to:

     o    State or Local Government Funds or Pension Plans

     o    Registered Persons of TFD

     o    Unions or Union Officials

     o    Foreign Officials

Consult the special guidelines, below, before providing gifts or entertainment for any of these categories.

NOTE THAT GIFTS TO ELECTED POLITICAL OFFICIALS OR CANDIDATES FOR POLITICAL OFFICE ARE COVERED BY A SPECIAL RULE. See the portion of this Code entitled:
Political Activities & Contributions, below.


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     41

                         Gifts, Entertainment, Payments & Preferential Treatment
--------------------------------------------------------------------------------

Giving a GIFT is acceptable if it is permitted by law, appropriate under the circumstances, consistent with ethical business conduct, not excessive in value and involves no element of concealment. The $100 test for Gifts and Entertainment of Employees, above, applies to giving GIFTS. GIFTS of cash should not be given.

Giving an individual GIFT with a value in excess of $100 to a person who has the ability to invest assets on behalf of a current or potential client (e.g., the chief investment officer or chief financial officer of a pension plan) or who has the ability to influence the selection of a money manager for a current or potential client of the FIRM requires preapproval. Follow the approval process noted below.

ENTERTAINMENT that is reasonable and appropriate for the circumstances is an accepted practice to the extent that it is both necessary and incidental to the performance of the FIRM'S business.

Note that for some existing or potential clients, ENTERTAINMENT or GIFTS may have to be disclosed by the FIRM, in response to client questionnaires or otherwise, and could reflect unfavorably on the FIRM in obtaining business. In some cases, particularly for existing or potential state and local government funds and pension plans, a gift by TCW or its employees can lead to disqualification of TCW from managing assets for that client, loss of management fees or penalties. See the Special Rule for Government Funds and Pension Plans, below. In addition, you must be in a positionto report any GIFT or ENTERTAINMENT you provide, if the question arises.

APPROVALS

Contact the ADMINISTRATOR OF THE CODE OF ETHICS to coordinate the approval process. Approvals must be obtained prior to the GIFT or ENTERTAINMENT being given. The two approvals consist of:

     o the head of your Department or your supervisor if you are the head of your Department, and

     o any one of the CHIEF ADMINISTRATIVE OFFICER, CHIEF COMPLIANCE OFFICER, the CHIEF RISK OFFICER or the GENERAL COUNSEL.


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     42

                         Gifts, Entertainment, Payments & Preferential Treatment
--------------------------------------------------------------------------------

You are advised to seek approval if a GIFT has a value in excess of $100, but you feel it is appropriate.

Special Rule for Government Funds and Pension Plans

State and local governments increasingly limit or prohibit GIFTS and ENTERTAINMENT from TCW or its representatives to the employees, officers, board members and consultants of their pension and other investing funds. Some prohibit providing any item of value, including any food, whether provided at a TCW facility or event or elsewhere, or transportation to and from airports by cab or private car. Failure to comply with these requirements by TCW or its employees can lead to disqualification of TCW from managing assets for that client, loss of management fees or other penalties.

You must always obtain pre-approval under the procedure set out above of any proposed Gift or Entertainment involving an employee, officer, board member or consultant of an existing or prospective government fund or government pension plan client in the U.S.

Special Rule For Registered Persons Of TFD

FINRA rules prohibit any REGISTERED PERSONS of TFD from giving anything with a value in excess of $100 per individual per year (GIFTS are aggregated for this calculation) where such payment relates to the business of the recipient's employer.

Whether a payment relates to the business of the recipient's employer depends on the capacity of the individual receiving the GIFT. Where the individual has the ability to invest assets in securities on behalf of an institution or person, such as the chief investment officer or chief financial officer of a pension plan, the FINRA gifts rule applies. It does not apply to, for example, individual high net worth investors in the TCW FUNDS because the GIFT is not related to the employment of the individual.

REGISTERED PERSONS are required to maintain a log of GIFTS by recipient to ensure compliance with the $100 limit. The log will contain:


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     43

                         Gifts, Entertainment, Payments & Preferential Treatment
--------------------------------------------------------------------------------

     o    the name of the recipient,

     o    the date(s) of the GIFTS(s), and

     o the valuation of the GIFTS(s) that is the higher of cost or market value.

Special Rule for Unions and Union Officials

Special reporting rules apply when officers of the FIRM furnish gifts or entertainment to labor unions or union officials. These special rules are independent of, and in addition to, any approval procedures otherwise applicable under the CODE OF ETHICS. The FIRM is required to file Form LM-10 with the Department of Labor by March 31 following each calendar year to report any gifts and entertainment provided to unions and union officials during that calendar year.

To facilitate compliance with this requirement, the FIRM has implemented the following "reporting up" procedure. The FIRM has created its own form called the LM INFORMATION REPORT. The FIRM's officers should record any gifts or entertainment they provide to a union or union official as they occur and complete a separate LM INFORMATION REPORT for each such occurrence. Each LM INFORMATION REPORT must be signed by an officer and include the following:

     o    the date of the gift or entertainment,

     o    the amount or value of the gift or entertainment,

     o the name, address and position of the person to whom the gift or entertainment was given, and

     o    a description of the circumstances of the gift or entertainment.

Officers should prepare the LM INFORMATION REPORT either when the expense of the gift or entertainment is borne by them personally or when it is borne or reimbursed by the FIRM. Special situations that the LM INFORMATION REPORT intends to identify include: (i) any arrangement between the FIRM and another company to share expenses, (ii) when a gift or entertainment is provided to multiple recipients including unions or union officials (in which case, you will need to determine the cost allocable to the union or union official recipients), and (iii) where the recipient of the gift is a charitable organization associated with or supported by a union or union


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     44

                         Gifts, Entertainment, Payments & Preferential Treatment
--------------------------------------------------------------------------------

official. Please complete all items of the LM INFORMATION REPORT that are applicable. This is critical to the FIRM being able to accurately complete the Form LM-10, including determining whether any exemptions apply to any of the matters reported on the LM INFORMATION REPORT.

Once completed and signed by an officer, the LM INFORMATION REPORT should be submitted to the FIRM'S Controller or the Controller's designee who will check the form for completeness. The FIRM'S Controller or Controller's designee will also provide acopy to the ADMINISTRATOR OF THE CODE OF ETHICS.

Special Rule for Foreign Officials

Each director, officer and employee, as well as any agent, representative, business partner, consultant or contractor of the FIRM is prohibited from making or offering to make any payment to or for the benefit of any FOREIGN OFFICIAL if the purpose of such payment is to improperly influence or induce that FOREIGN OFFICIAL to obtain or retain business for the FIRM. For additional information regarding restrictions on gifts, entertainment, payments and preferential treatment of FOREIGN OFFICIALS see the PORTFOLIO MANAGEMENT POLICY
- Foreign Corrupt Practices Act. In addition, foreign government clients may have their own rules about Gifts and Entertainment. You should follow the same approval process for those as provided above for Gifts and Entertainment for government funds and government pension plans in the U.S.

Other Codes of Ethics

Certain officers of the TCW FUNDS are subject to the Sarbanes-Oxley Act Code of Ethics as set forth in the REGISTERED INVESTMENT COMPANY POLICIES. To the extent any provisions of the Sarbanes-Oxley Act Code of Ethics and this CODE OF ETHICS conflict, the provisions in the Sarbanes-Oxley Act Code of Ethics will supersede with respect to the officers of the TCW FUNDS subject to the Sarbanes-Oxley Act Code of Ethics.

Additionally, you should be aware that sometimes a client imposes more stringent codes of ethics than those set forth above. If you are subject to a client's code of ethics, you should abide by it.


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     45

                                                              Outside Activities
--------------------------------------------------------------------------------

Outside Activities

Outside Employment (Including Consulting)

Each employee is expected to devote his or her full time and ability to the FIRM'S interests during regular working hours and during such additional time that may be properly required. The FIRM discourages employees from holding outside paid employment, including consulting. If you are considering taking outside employment, you must submit a written request to the ADMINISTRATOR OF THE CODE OF ETHICS. The request must include the name of the business, type of business, type of work to be performed, and the days and hours that the work will be performed. The Administrator of the Code of Ethics will assist you in obtaining the necessary approvals from both your Department Head and from the CHIEF ADMINISTRATIVE OFFICER. The approval will be sent to the HUMAN RESOURCES DEPARTMENT with a copy to the Administrator of the Code of Ethics. The Human Resources Department will keep written records of both approvals.

An employee may not engage in outside employment that:

     o    interferes, competes, or conflicts with the interests of the FIRM,

     o    encroaches on normal working time or otherwise impairs performance,

     o    implies FIRM sponsorship or support of an outside organization, or

     o    adversely reflects directly or indirectly on the FIRM.

Corporate policy prohibits outside employment in the securities brokerage industry. Employees must abstain from negotiating, approving, or voting on any transaction between the FIRM and any outside organization with which they are affiliated, whether as a representative of the FIRM or the outside organization, except in the ordinary course of their providing services for the FIRM and on a fully disclosed basis.

If you have an approved second job, you are not eligible to receive compensation during an absence from work that is the result of an injury on the second job and outside employment will not be considered an excuse for poor job performance, absenteeism, tardiness or refusal to work overtime. Should any of these situations occur, approval may be withdrawn.


TCW
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OF ETHICS                                                                     46

                                                              Outside Activities
--------------------------------------------------------------------------------

Any other outside activity or venture that is not covered by the foregoing, but that may raise questions, should be approved with the Chief Administrative Officer who will provide a record of the approval to the Human Resources Department.

Service as Director

No officer, portfolio manager, investment analyst, or securities trader may serve as a director or in a similar capacity of any non-FIRM company or institution, whether or not it is part of your role at the FIRM, without prior approval from the APPROVING OFFICERS. If you receive approval, it will be subject to the implementation of procedures to safeguard against potential conflicts of interest, such as CHINESE WALL procedures, placing securities of the company on a restricted list, or recusing yourself if the entity ever considers doing business with the FIRM. The FIRM may withdraw approval if senior management concludes that withdrawal is in the FIRM'S interest.

You do not need approval to serve on the Board of a private family corporation for your family or any charitable, professional, civic, or nonprofit entities that are not clients of the FIRM and that have no business relations with the FIRM. Also, if you serve in a director capacity that does not require approval, but circumstances later change that would require such approval (e.g., the company enters into business relations with the FIRM or becomes a client), you must then get approval. You should complete the REPORT ON OUTSIDE DIRECTORSHIPS AND OFFICERSHIPS and contact the ADMINISTRATOR OF THE CODE OF ETHICS who will coordinate the necessary approvals. Two approvals are required: (i) first, approval from your Department Head or your supervisor if you are the Department Head and (ii) second, approval from the APPROVING OFFICERS.

Fiduciary Appointments

No FIRM employee may accept appointments as executor, trustee, guardian, conservator, general partner, or other fiduciary, or any appointment as a consultant in


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OF ETHICS                                                                     47

                                                              Outside Activities
--------------------------------------------------------------------------------

connection with fiduciary or active money management matters, without contacting the Administrator of the Code of Ethics and having the Administrator of the Code of Ethics obtain prior approval from the APPROVING OFFICERS. This policy does not apply to appointments involving personal estates or service on the Board of a charitable, civic, or nonprofit company where the ACCESS PERSON does not act as an investment adviser for the entity's assets. If the FIRM grants you approval to actas a fiduciary for an account outside of the FIRM, it may determine that the account qualifies as an OUTSIDE FIDUCIARY ACCOUNT. SECURITIES traded by you as a fiduciary will be subject to the Personal Investment Transactions Policy.

Compensation, Consulting Fees and Honorariums

If you have received proper approval to serve in an outside organization or to engage in other outside employment (including consulting), you may retain all compensation paid for such service unless otherwise provided by the terms ofthe approval, including honorariums for publications, public speaking appearances, instruction courses at educational institutions, and similar activities. You should report the amount of this compensation, in writing, to the CHIEF ADMINISTRATIVE OFFICER who will provide a record of the compensation to the HUMAN RESOURCES DEPARTMENT. You may not retain compensation received for services on Boards of Directors or as officers of corporations where you serve in the course of your employment activities with the FIRM. You should direct any questions concerning the permissible retention of compensation to the CHIEF ADMINISTRATIVE OFFICER.

Participation in Public Affairs

The FIRM encourages its employees to support community activities and political processes. Normally, voluntary efforts take place outside of regular business hours. If voluntary efforts require corporate time, or you wish to accept an appointive office, or you run for elective office, you should contact the ADMINISTRATOR OF THE CODE OF ETHICS who will coordinate the necessary approvals. Two approvals are required: (i) first, approval from the head of your Department or your supervisor if you are head of your Department and (ii) second, approval from


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OF ETHICS                                                                     48

                                                              Outside Activities
--------------------------------------------------------------------------------

the Chief Administrative Officer. You must campaign for an office on your own time, and you may not use FIRM property or services for such purposes without proper reimbursement to the FIRM.

In all cases, employees participating in political activities do so as individuals and not as representatives of the FIRM. To prevent any interpretation of sponsorship or endorsement by the FIRM, you should not use either the FIRM'S name or its address in material you mail or funds you collect, and the FIRM should not be identified in any advertisements or literature, except as necessary biographical information.

Serving As Treasurer of Clubs, Houses of Worship, Lodges

An employee may act as treasurer of clubs, houses of worship, lodges, or similar organizations. However, you should keep funds belonging to such organizations in separate accounts and not commingle them in any way with your personal funds orthe FIRM'S funds.

Annual Reporting

All officers are required to complete the REPORT ON OUTSIDE DIRECTORSHIPS AND OFFICERSHIPS annually.






















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OF ETHICS                                                                     49

                                            Political Activities & Contributions
--------------------------------------------------------------------------------

Political Activities & Contributions

Introduction

In the U.S., both federal and state laws impose limitations, and in some cases restrictions, on certain kinds of political contributions and activities. These laws apply not only to U.S. citizens, but also to foreign nationals and both U.S. and foreign corporations and other institutions. Accordingly, the FIRM has adopted policies and procedures concerning political contributions and activities regarding federal, state, and local candidates, officials and political parties.

This policy regarding activities and political contributions applies to the FIRM and all employees, and in some cases to affiliates, consultants, placement agents and solicitors working for the FIRM. Failure to comply with these rules could result in civil or criminal penalties for the FIRM and the individuals involved or loss of business for the Firm.

These policies are intended solely to comply with these laws and regulations and toavoid any appearance of impropriety. These policies are not intended to otherwise interfere with an individual's right to participate in the political process.

Overview

The following summarizes the key elements of the Policy on Political Activities and Contributions. You are responsible for being familiar and complying with the complete policy that follows this summary.

If you have any questions about political contributions or activities, contact the GENERAL COUNSEL.

     o Neither the FIRM nor anyone working on behalf of the FIRM may solicit or make a political contribution or provide anything else of value for the purpose of assisting the FIRM in obtaining or retaining business.

     o Use of the FIRM'S facilities for political purposes is only authorized for activities allowed by law and consistent with this policy. For more information, see the Rules for Political Activities on FIRM Premises and Using FIRM Resources.



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OF ETHICS                                                                     50

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                                            Political Activities & Contributions
--------------------------------------------------------------------------------

     o Contributions by the FIRM - Federal law prohibits political contributions by the FIRM (or in TCW's name) in support of candidates for federal office. While some states do allow such contributions, legal restrictions on corporate donations to state and local candidates apply, so any FIRM contributions must be approved, in writing, by the General Counsel who will maintain a copy.

     o Contributions by Employees - Federal law limits contributions to and activities by certain TCW employees on behalf of current holders or candidates for state or local government elected offices that can directly or indirectly influence the selection or retention of TCW's services or a decision to invest in a TCW fund. In addition, state and local laws increasingly provide other limitations or prohibitions on such contributions by TCW employees. See "RULES FOR INDIVIDUALS", below, for information about employees covered by these limitations and the special approvals and procedures that apply.

     o Support of Candidates, Initiatives, and Special Purpose Organizations Hostile to Defined Benefit Plans - The FIRM considers the support of candidates, initiatives, or special purpose political action organizations that threaten or otherwise jeopardize the future of employer-sponsored or union-sponsored defined benefit plans that are intended to provide SECURITY to their members often to be against the interest of our client base. As such,

     o the Firm will not sponsor or contribute to such candidates, initiatives or special purpose political action organizations, and

     o employees of the Firm are urged to not sponsor or contribute to such candidates, initiatives, or special purpose political action organizations.

     o Use of the FIRM'S name (even in biographical or professional descriptors) is prohibited in connection with explicit political activities of individuals unless required by law or permission has been granted by the GENERAL COUNSEL.

     o Political contributions to U.S. candidates by persons who are not U.S. citizens or permanent resident aliens ("foreign nationals") or by foreign businesses are prohibited by law.


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OF ETHICS                                                                     51

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                                            Political Activities & Contributions
--------------------------------------------------------------------------------

     o Each individual is responsible for remaining within federal, state, and local contribution limits on political contributions and adhering to applicable contribution reporting requirements.

     o Use of the FIRM'S address on political contributions should be avoided unless required by law.

     o There are additional limits for residents of New Jersey and persons who negotiate contracts with State of Connecticut officials that are discussed under the "Rules for Individuals" section below.

Policy on Political Activities and Contributions

GENERAL RULES

POLITICAL CONTRIBUTIONS TO OBTAIN OR RETAIN BUSINESS

All persons are prohibited from making or soliciting political contributions where the purpose is to assist the FIRM in obtaining or retaining business.

SOLICITATIONS OF TCW EMPLOYEES ON BEHALF OF FEDERAL, STATE, OR LOCAL CANDIDATES OR COMMITTEES

No employee shall apply pressure, direct or implied, on any other employee that infringes upon an individual's right to decide whether, to whom, in what capacity, or in what amount or extent, to engage in political activities.

CONTRIBUTIONS AND SOLICITATIONS

Solicitations/invitations of FIRM personnel

All employees must comply with the following procedure when soliciting political contributions to candidates, party committees or political committees. Solicitations or invitations to fundraisers must:

     o    originate from the individual's home address,

     o    make clear that the solicitation is not sponsored by the FIRM, and

     o make clear that the contribution is voluntary on the part of the person being solicited.


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OF ETHICS                                                                     52

                                            Political Activities & Contributions
--------------------------------------------------------------------------------

GENERAL PROHIBITIONS

All employees are prohibited from:

     o making political solicitations under the auspices of the FIRM, unless authorized in writing by the GENERAL COUNSEL who will maintain a copy. Use of FIRM letterhead is prohibited,

     o causing the FIRM to incur additional expenses by using its resources for political solicitations, such as postage,

     o    reimbursing others for political contributions,

     o using the FIRM'S name (even in biographical or professional descriptors) in connection with explicit political activities of individuals unless required by law or permission has been granted by the General Counsel, and

     o doing indirectly or through another person anything prohibited by these policies and procedures.

POLITICAL CONTRIBUTIONS AND ACTIVITIES BY FOREIGN NATIONALS

Foreign nationals and non-permanent resident aliens are prohibited by law from:

     o making contributions, donations, expenditures, or disbursements (either directly or indirectly) in connection with any federal, state, or local elections,

     o contributing or donating to federal, state or local political party committees, and

     o making disbursements for federal, state, or local electioneering communications.

Rules for Individuals

RESPONSIBILITY FOR PERSONAL CONTRIBUTION LIMITS

Federal law and the laws of many states and localities establish contribution limits for individuals and political committees. Knowing and remaining within those limits are your responsibility. In some jurisdictions, contribution limits apply to the aggregate of all of your contributions within the jurisdiction.


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OF ETHICS                                                                     53

                                            Political Activities & Contributions
--------------------------------------------------------------------------------

COVERED ASSOCIATES

Federal law substantially limits the political contributions and political activities of certain TCW and Buchanan Street officers involving state or local government offices or officials. Officers designated by TCW as COVERED ASSOCIATES are subject to these special restrictions and requirements. Compliance will maintain the list of COVERED ASSOCIATES and notify each employee at the time that they are added to the list.

PRE-APPROVAL OF ALL POLITICAL CONTRIBUTIONS AND VOLUNTEER ACTIVITY

All TCW and Buchanan Street employees, and each of their spouse, domestic partner andrelative or significant other sharing the same house, must obtain approval BEFORE:

     o making any CONTRIBUTION to a current holder or candidate for a state, local or federal elected office, or a campaign committee, political party committee, other political committee or organization (example:
          Republican or Democratic Governors Association) or inaugural committee. A CONTRIBUTION includes any gift, subscription, loan, advance or deposit of money or anything of value for: (i) the purpose of influencing any election for federal, state or local office; or
          (ii) the payment of any debt incurred in connection with such election; or (iii) transition or inaugural expenses incurred by the successful candidate for state or local office. A CONTRIBUTION includes payment for services or use of facilities, personnel or other resources.

     o volunteering their services to a political campaign, political party committee, political action committee ("PAC") or political organization. Contact the ADMINISTRATOR OF THE CODE OF ETHICS to request prior review of any proposed volunteer activity.

Contact the Administrator of the Code of Ethics to request prior review of any proposed CONTRIBUTION. REQUESTS WITH SHORT DEADLINES OR INADEQUATE INFORMATION WILL BE HARD TO ACCOMMODATE.



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OF ETHICS                                                                     54

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                                            Political Activities & Contributions
--------------------------------------------------------------------------------

QUARTERLY REPORTING

COVERED ASSOCIATES are required to report after the end of each calendar quarter all political contributions and volunteer services they, and each of their spouse, domestic partner and relative or significant other sharing the same house, have provided during the quarter, including contributions and volunteer services for which they have received prior approval. Compliance will solicit the report from the affected employees after the end of each calendar quarter starting with the quarter ending June 30, 2011.

NEW HIRES, TRANSFERS AND PROMOTIONS TO COVERED ASSOCIATE POSITION

New hires, transfers and promotions to positions that will be COVERED ASSOCIATES may not be made without the PRIOR approval of Compliance. Human Resources will gather information on any new hire or on any employee who is not already listed as a COVERED ASSOCIATE to determine if the person is eligible for the position. The information shall include information on the new hire or employee's spouses, domestic partners and relatives or significant others sharing the same house.

CONFIDENTIALITY

Requests for approval and quarterly reports by COVERED ASSOCIATES and RESTRICTED PERSON shall be treated as confidential and to be reviewed only by persons with a "need to know", regulators and as otherwise required by law.

SPECIAL RULE FOR CONNECTICUT

Directors, officers, and those managerial or discretionary employees of the FIRM who have direct, extensive, and substantive responsibilities with respect to the negotiation of contracts with the State of Connecticut or an agency thereof may not make political contributions to or solicitations for:

     o candidates for the offices of Governor, Lieutenant Governor, Attorney General, State Controller, Secretary of State, State Treasurer, State Senator, State Representative, or any exploratory committee for candidates for these offices, and


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OF ETHICS                                                                     55

                                            Political Activities & Contributions
--------------------------------------------------------------------------------

     o any state party or committee (e.g. Democratic or Republican State Committees); contributions or solicitations for local offices or local subdivisions are not covered by this prohibition.

For purposes for the Connecticut prohibitions, "solicitations" means requesting contributions, participating in fundraising, serving as a chair of a committee, or serving on a fund raising committee.

SPECIAL RULE FOR NEW JERSEY

Officers of the FIRM (and third-party solicitors) may not:

     o make political contributions to New Jersey state or local officials, employees, or candidates for office, or

     o    engage in any payment to a political party in New Jersey.

The New Jersey restrictions apply to New Jersey state and local elections, New Jersey state and local office holders (and candidates for office), and political parties and committees of any kind and at any level in New Jersey. They do not apply with regard to candidates for federal office.

These rules prohibit (i) making or soliciting any monetary or "in-kind" contributions, (ii) funding, coordinating or reimbursing a contribution by someone else, (iii) participating in fundraising activity, and (iv) engaging in any other activity that is designed indirectly (including through the employee's spouse or other family members) to accomplish otherwise prohibited political activity. Officers may not instruct, direct, or influence non-officers to participate in these activities on their behalf.

The only exceptions are that employees may make contributions to:

     o New Jersey state and local officials (and candidates for office), for whom such TCW employees are eligible to vote, in an amount not to exceed $250 per New Jersey official per election, or

     o New Jersey political parties in an amount not to exceed $250 per party per year.


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OF ETHICS                                                                     56

                                            Political Activities & Contributions
--------------------------------------------------------------------------------

If you feel you fall outside the ambit of the law and would like an exemption, you may seek an exemption from the CHIEF ADMINISTRATIVE OFFICER or the GENERAL COUNSEL. Exemption requests should be in writing and should detail the reasons for the exemption. The Chief Administrative Officer and General Counsel should forward the written request and written exemption to the ADMINISTRATOR OF THE CODE OF ETHICS.

Political Activities on Firm Premises and Using Firm Resources

FEDERAL, STATE, AND LOCAL ELECTIONS

All employees are prohibited from:

     o causing TCW to incur additional expenses by using FIRM resources for political activities, including expenditures such as the use of photocopier paper for political flyers, or FIRM-provided refreshments at a political event. (some exceptions to this ban may apply; see On Premises Activities Relating to Federal Elections below), and

     o directing subordinates to participate in federal, state, and/or local fundraising or other political activities, except where those subordinates have voluntarily agreed to participate in such activities. Any employee considering the use of the services of a subordinate employee (whether or not in the same reporting line) for political activities must inform the subordinate that his or her participation is strictly voluntary and that he or she may decline to participate without the risk of retaliation or any adverse job action.

ON PREMISES ACTIVITIES RELATING TO FEDERAL ELECTIONS

Federal law and FIRM policy allow individuals to engage in limited personal, volunteer political activities on company premises on behalf of a federal candidate. Such activities are permitted if and only if:

o the individuals obtain approval before the activities occur on company premises. Contact the ADMINISTRATOR OF THE CODE OF ETHICS to request prior review of any such activities.


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OF ETHICS                                                                     57

                                            Political Activities & Contributions
--------------------------------------------------------------------------------

     o the political activities are isolated and incidental (they may not exceed 1 hour per week or 4 hours per month),

     o the activities do not prevent the individual from completing normal work and do not interfere with the FIRM'S normal activity,

     o the activities do not raise the overhead of the FIRM (e.g., using firm facilities that result in long distance phone charges, facsimile charges, postage or delivery charges, etc.), and

     o the activities do not involve services performed by other employees (secretaries, assistants, or other subordinates) unless the other employees are voluntarily engaging in the political activities in question.

ON PREMISES ACTIVITIES RELATING TO STATE AND LOCAL ELECTIONS

The laws and limitations on corporate political contributions and activities vary significantly from state to state. Follow the guidelines and policies set forth above for activities related to federal elections.

Rules for TCW

FEDERAL ELECTIONS

The FIRM is prohibited from:

     o making or facilitating contributions to federal candidates from corporate treasury funds,

     o making or facilitating contributions or donations to federal political party committees and making donations to state and local political party committees if the committees use the funds for federal election activities,

     o using corporate facilities, resources, or employees for federal political activities other than for making corporate communications to its officers, directors, stockholders, and their families, and

     o making partisan communications to its "rank and file" employees or to the public at large.


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OF ETHICS                                                                     58

                                            Political Activities & Contributions
--------------------------------------------------------------------------------

CONTRIBUTIONS TO STATE AND LOCAL CANDIDATES AND COMMITTEES

The laws and limitations on corporate political contributions and activities vary significantly from state to state. All FIRM employees must obtain pre-clearance from the GENERAL COUNSEL prior to:

     o using the FIRM'S funds for any political contributions to state or local candidates, or

     o    making any political contribution in the FIRM'S name.

































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OF ETHICS                                                                     59

                                                          Other Employee Conduct
--------------------------------------------------------------------------------

Other Employee Conduct

Personal Financial Responsibility

Properly managing your personal finances is important, particularly in matters of credit. Imprudent personal financial management may affect job performance and lead to more serious consequences for employees in positions of trust.

Personal Loans

You are not permitted to borrow from clients or from providers of goods or services with whom the FIRM deals, except those who engage in lending in the usual course of their business and then only on terms offered to others in similar circumstances, without special treatment. This prohibition does not preclude borrowing from individuals related to you by blood or marriage.

Taking Advantage of a Business Opportunity That Rightfully Belongs To the Firm

Employees must not take for their own advantage a business opportunity that rightfully belongs to the FIRM. Whenever the FIRM has been actively soliciting a business opportunity, or the opportunity has been offered to it, or the FIRM'S funds, facilities, or personnel have been used in pursuing the opportunity, that opportunity rightfully belongs to the FIRM and not to employees who may be in a position to divert the opportunity for their own benefits.

Examples of improperly taking advantage of a corporate opportunity include:

     o selling information to which an employee has access because of his/her position,

     o acquiring any real or personal property interest or right when the FIRM is known to be interested in the property in question,

     o receiving a commission or fee on a transaction that would otherwise accrue to the FIRM, and

     o    diverting business or personnel from the FIRM.


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OF ETHICS                                                                     60

                                                          Other Employee Conduct
--------------------------------------------------------------------------------

Disclosure of a Direct or Indirect Interest in a Transaction

If you or any family member have any interest in a transaction (whether the transaction is on behalf of a client or on behalf of the FIRM), that interest must be disclosed, in writing, to the GENERAL COUNSEL and the CHIEF COMPLIANCE OFFICER. Disclosure will allow assessment of potential conflicts of interest and how they should be addressed. You do not need to report any interest that is otherwise reported in accordance with the Personal Investment Transactions Policy. For example, conducting business with a vendor or service provider who is related to you or your family, or with a vendor or service provider for which a parent, spouse, or child is an officer should be disclosed.

Corporate Property or Services

Employees are not permitted to act as principal for either themselves or their immediate families in the supply of goods, properties, or services to the FIRM, unless approved, in writing, by the CHIEF ADMINISTRATIVE OFFICER. Any such approval is to be sent to the ADMINISTRATOR OF THE CODE OF ETHICS. Purchase or acceptance of corporate property or use of the services of other employees for personal purposes also is prohibited. This includes the use of inside counsel for personal legal advice absent approval from the GENERAL COUNSEL or use of outside counsel for personal legal advice at the FIRM'S expense.

Use of TCW Stationery

Using official corporate stationery for either personal correspondence or other non-job-related purposes is inappropriate.

Giving Advice to Clients

The FIRM cannot practice law or provide legal advice. You should avoid statements that might be interpreted as legal advice. You should refer questions in this area to the General Counsel. You also should avoid giving clients


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OF ETHICS                                                                     61

                                                          Other Employee Conduct
--------------------------------------------------------------------------------

advice on tax matters, the preparation of tax returns, or investment decisions, with the exception of situations that may be appropriate in the performance of an official fiduciary or advisory responsibility, or as otherwise required in the ordinary course of your duties.












































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OF ETHICS                                                                     62

                                                                 Confidentiality
--------------------------------------------------------------------------------

Confidentiality

All information relating to past, current, and prospective clients is highly confidential and is not to be discussed with anyone outside the organization under any circumstance. One of the most sensitive and difficult areas in the FIRM'S daily business activities involves information regarding investment plans or programs and possible or actual securities transactions by the FIRM. Consequently, all employees and on-site long term temporary employees and consultants will be required to sign and adhere to a Confidentiality Agreement. You should report violations of the Confidentiality Agreement to the CHIEF COMPLIANCE OFFICER.












































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OF ETHICS                                                                     63

                                                                       Sanctions
--------------------------------------------------------------------------------

Sanctions

Upon discovering a violation of this CODE OF ETHICS, the FIRM may impose such sanctions it deems appropriate, including, but not limited to, a reprimand (orally or in writing), supplemental training, a reversal of any improper transaction and disgorgement of the profits from the transaction, demotion, and suspension or termination of employment.















































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OF ETHICS                                                                     64

              Reporting Illegal or Suspicious Activity -- "Whistleblower Policy"
--------------------------------------------------------------------------------

Reporting Illegal or Suspicious Activity - "Whistleblower Policy"

Policy

The FIRM is committed to high ethical standards and compliance with the law in all of its operations. The FIRM believes that its employees are in the best position to provide early identification of significant issues that may arise with compliance with these standards and the law. The FIRM'S policy is to create an environment in which its employees can report these issues in good faith without fear of reprisal.

The FIRM'S practice is that all employees report illegal activity or activities that are not in compliance with the FIRM'S formal written policies and procedures, including our CODE OF ETHICS, to assist the FIRM in detecting and putting an end to fraud and unlawful conduct. To that end, the Whistleblower procedures below have been adopted. Consistent with the policies of Societe Generale, the reports under the Whistleblower procedures will not be anonymous, but these reports by a reporting employee will be held confidentially by the FIRM except in extraordinary and limited circumstances.

The FIRM expects the exercise of the Whistleblower Policy to be used responsibly. If an employee believes that a policy is not being followed because it is merely being overlooked, the normal first recourse should be to bring the issue to the attention of the party charged with the operation of the policy.

Procedure

In most cases, an employee should be able to resolve issues or concerns with his or her manager or, if appropriate, other line management senior to their manager. However, instances may occur when this recourse fails or you have legitimate reasons to choose not to notify management. Examples include, but are not limited to, circumstances in which the report involves your manager or the manager fails to respond. In such cases, the FIRM has established a system for employees to report illegal activities or non-compliance with the FIRM'S formal written policies and procedures.


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OF ETHICS                                                                     65

              Reporting Illegal or Suspicious Activity -- "Whistleblower Policy"
--------------------------------------------------------------------------------

An employee who has a good faith belief that a violation of law or failure of compliance may occur or is occurring has a right to come forward and report under this Whistleblower Policy. "Good faith" does not mean that a reported concern must be correct, but it does require that the reporting employee believe that he or she is fully disclosing information that is truthful.

Reports may be oral, by telephone or interview, or in writing by letter, memorandum, or e-mail. The employee making the report must identify himself or herself. The employee also should clearly identify that the report is being made pursuant to this Reporting of Illegal or Suspicious Activity Policy and in a context commensurate with the fact that the Reporting of Illegal or Suspicious Activity Policy is being invoked (e.g., not in a casual conversation in a lunch room). The report should be made to the following parties, in the order shown:

     o The CHIEF COMPLIANCE OFFICER, unless it would not be appropriate or that officer fails to respond, or

     o The Secretary General of Societe Generale Group (e- mail: alert.alert@socgen.com, as a last resort, particularly if the cause of the initial report persists.

The Chief Compliance Officer and GENERAL COUNSEL will consult about the investigation as required. Depending on the nature of the matters covered by the report, an officer or manager may conduct the investigation, or it may be conducted by the Chief Compliance Officer, the General Counsel or by an external party.

The investigation will be conducted diligently by any appropriate action.

The FIRM understands the importance of maintaining confidentiality of the reporting employee to make the Whistleblower right effective. Therefore, the identity of the employee making the report will be kept confidential, except to the extent that disclosure may be required by law, a governmental agency, or self-regulatory organization, or as an essential part of completing the investigation determined by the Chief Compliance Officer or the General Counsel. Any disclosure shall be limited to the minimum required. The employee making the report will be advised if confidentiality cannot be maintained.


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OF ETHICS                                                                     66

              Reporting Illegal or Suspicious Activity -- "Whistleblower Policy"
--------------------------------------------------------------------------------

The Chief Compliance Officer will follow up on the investigation to make sure that it is completed, that any non-compliance issues are addressed, and that no acts of retribution or retaliation occur against the person(s) reporting violations or cooperating in an investigation in good faith.

The Chief Compliance Officer or General Counsel will report to TCW'S Board of Directors concerning the findings of any investigation they determine involved a significant non-compliance issue.

If an employee elects not to report suspected unlawful activity to the FIRM, the employee may contact the California Office of the Attorney General's whistleblower hotline at (800) 952-5225. The Attorney General shall refer calls received on its whistleblower hotline to the appropriate governmental authority for review and possible investigation.

Note that submitting a report that is known to be false is a violation of this Reporting of Illegal or Suspicious Activity Policy.





































TCW
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OF ETHICS                                                                     67

                                                 Annual Compliance Certification
--------------------------------------------------------------------------------

Annual Compliance Certification

The FIRM will require all ACCESS PERSONS and FIRM directors to certify annually that (i) they have read and understand the terms of this CODE OF ETHICS and recognize the responsibilities and obligations incurred by their being subject to this CODE OF ETHICS, and (ii)they are in compliance with the requirements of this CODE OF ETHICS, including, but not limited to, the personal investment transactions policies contained in this CODE OF ETHICS.











































TCW
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OF ETHICS                                                                     68

                                                                        Glossary
--------------------------------------------------------------------------------

Glossary

A_______________________________________________________________________________

ACCESS PERSONS -Includes all of the FIRM'S directors, officers, and employees, except directors who (i) do not devote substantially all working time to the activities of the FIRM, and (ii)do not have access to information about the day-to-day investment activities of the FIRM. A consultant, temporary employee, or other person may be considered an ACCESS PERSON depending on various factors, including length of service, nature of duties, and access to FIRM information.

ACCOUNT - A separate account and/or a commingled fund (e.g., limited partnership, trust, mutual fund, REIT, and CBO/CDO/CLO).

APPROVING OFFICERS - One of the CHIEF ADMINISTRATIVE OFFICER or the CHIEF RISK OFFICER and one of the GENERAL COUNSEL or the CHIEF COMPLIANCE OFFICER.

AUTO-TRADES - Pre-instructed transactions that occur automatically following the instruction, such as dividend or distribution reinvestments, paycheck contributions, and periodic or automatic withdrawal programs.

B_______________________________________________________________________________

BNY MELLON -The Bank of New York Mellon, the entity to which the FIRM has outsourced client accounting and related operations for ACCOUNTS other than the FIRM'S proprietary mutual funds and wrap accounts.

C_______________________________________________________________________________

CBO - Collateralized bond obligation.

CDO - Collateralized debt obligation. A security backed by a pool of bonds, loans, and other assets.

CHINESE WALLS OR INFORMATIONAL BARRIERS - The conscientious use of a combination of trading restrictions and information barriers designed to confine material non-public information to a given individual, group, or department.

CLO - Collateralized loan obligation.



TCW
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OF ETHICS                                                                     69

                                                                        Glossary
--------------------------------------------------------------------------------

CODE OF ETHICS - This Code of Ethics.

COVERED ASSOCIATES - Officers designated by TCW. The Compliance Department maintains the list of COVERED ASSOCIATES.

D_______________________________________________________________________________

DE MINIMIS TRANSACTION - An equity market trade in the market for 200 shares or less per trade or a bond market trade in the market for $25,000 market value or less.

E_______________________________________________________________________________

ENTERTAINMENT - Generally means the attendance by you and your guests at a meal, sporting event, theater production, or comparable event where the expenses are paid by a business relation who invited you, and also might include payment of travel to, or accommodation expenses at, a conference or an out-of-town event.

ETF - Exchange Traded Fund. A fund that tracks an index but can be traded like a stock.

EXCHANGE ACT - Securities Exchange Act of 1934, as amended.

EXEMPT SECURITIES - Only the SECURITIES (or SECURITIES obtained in transactions) described in the subsection Securities or Transactions Exempt from Personal Investment Transactions Policy.

F_______________________________________________________________________________

FINRA -Financial Industry Regulatory Authority, created through the consolidation of NASD and the member regulation, enforcement, and arbitration functions of the NYSE.

FIRM OR TCW -The TCW Group of companies.

FOREIGN OFFICIAL -Includes (i) government officials, (ii) political party leaders, (iii) candidates for office, (iv) employees of state-owned enterprises (such as state-owned banks or pension plans), and (v) relatives or agents of a FOREIGN OFFICIAL if a payment is made to such relative or agent of a FOREIGN OFFICIAL with the knowledge or intent that it ultimately would benefit the FOREIGN OFFICIAL.


TCW
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OF ETHICS                                                                     70

                                                                        Glossary
--------------------------------------------------------------------------------

G_______________________________________________________________________________

GIFT -Anything of value received without paying its reasonable fair value (e.g., favors, credit, special discounts on goods or services, free services, loans of goods or money, tickets to sports or entertainment events, trips and hotel expenses). If something falls within the definition of ENTERTAINMENT, it does not fall within the category of GIFTS.

I_______________________________________________________________________________

IPO -Initial public offering. An offering of securities registered under the SECURITIES ACT, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the EXCHANGE ACT.

INSIDE INFORMATION -Material, non-public information.

INVESTMENT PERSONNEL -Includes (i) any portfolio manager or securities analyst or SECURITIES trader who provides information or advice to a portfolio manager or who helps execute a portfolio manager's decision, and (ii) a member of the Investment Control Department.

IRA -Individual Retirement Account.

L_______________________________________________________________________________

LIMITED OFFERING -An offering that is exempt from registration under the SECURITIES ACT pursuant to Sections 4(2) or 4(6), or pursuant to Rules 504, 505, or 506 or under the SECURITIES ACT. Note that a CBO or CDO is considered a LIMITED OFFERING or PRIVATE PLACEMENT.

LM INFORMATION REPORT -Report required for reporting gifts or entertainment to labor unions or union officials.

M_______________________________________________________________________________

MATERIAL INFORMATION -Information that a reasonable investor would consider important in making an investment decision. Generally, this is information the disclosure of which could reasonably be expected to have an effect on the price of a company's securities.


TCW
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OF ETHICS                                                                     71

                                                                        Glossary
--------------------------------------------------------------------------------

METWEST -Metropolitan West Asset Management, LLC, a U.S.-registered investment advisor and direct subsidiary of The TCW Group, Inc.

N_______________________________________________________________________________

NON-DISCRETIONARY ACCOUNTS -Accounts for which the individual does not directly or indirectly make or influence the investment decisions.

O_______________________________________________________________________________

OUTSIDE FIDUCIARY ACCOUNTS -Certain fiduciary accounts outside of the FIRM for which an individual has received the FIRM'S approval to act as fiduciary and that the FIRM has determined qualify to be treated as OUTSIDE FIDUCIARY ACCOUNTS under this CODE OF ETHICS.

P_______________________________________________________________________________

PTAF -Personal Transaction Authorization Form that can be found at http://tcw.starcompliance.com.

PRIVATE PLACEMENTS -An offering that is exempt from registration under the SECURITIES ACT pursuant to Sections 4(2) or 4(6), or pursuant to Rules 504, 505, or 506 or under the SECURITIES ACT. Note that a CBO or CDO is considered a LIMITED OFFERING or PRIVATE PLACEMENT.

R_______________________________________________________________________________

REIT -Real estate investment trust.

REGISTERED PERSON -Any person having a securities license (e.g., Series 6, 7, 24, etc.) with TFD.

RESTRICTED SECURITIES LIST -A list of the securities for which the FIRM is generally limited firm-wide from engaging in transactions.

ROUNDTRIP TRADE -Any purchase followed by a redemption in any single TCW FUND.


TCW
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OF ETHICS                                                                     72

                                                                        Glossary
--------------------------------------------------------------------------------

S_______________________________________________________________________________

SEC - Securities and Exchange Commission.

SECURITIES -Includes any interest or instrument commonly known as a security, including stocks, bonds, ETFS, shares of mutual funds, and other investment companies (including money market funds and their equivalents), options, warrants, financial commodities, a derivative linked to a specific security or other derivative products and interests in privately placed offerings and limited partnerships, including hedge funds.

SECURITIES ACT -Securities Act of 1933, as amended.

T_______________________________________________________________________________

TAMCO - TCW Asset Management Company, a U.S.-registered investment advisor and direct subsidiary of The TCW Group, Inc.

TCW OR FIRM - The TCW Group of companies.

TCW 401(K) PLAN - TCW Profit Sharing and Savings Plan.

TCW ACCOUNT - Includes (i) an account maintained at the FIRM through the Private Client Services Department, or (ii) an account maintained directly with the TCW FUNDS' transfer agent, and (iii) in the case of an IRA, through an IRA established through the Private Client Services Department where BNY MELLON is the custodian.

TCW ADVISOR -Includes TAMCO, TIMCO, METWEST, WGA and any other U.S. federally registered advisors directly or indirectly controlled by The TCW Group, Inc.

TFD - TCW Funds Distributors (formerly, TCW Brokerage Services), a limited-purpose broker-dealer.

TCW FUNDS - TCW Funds, Inc., each of its series, and any other proprietary, registered, open-end investment companies (mutual funds) advised by TIMCO or the Metropolitan West Funds, each of its series, and any proprietary, registered, open-end investment companies (mutual funds) advised by Metropolitan West Asset Management, LLC.

TIMCO - TCW Investment Management Company, a U.S.-registered investment advisor and direct subsidiary of The TCW Group, Inc.

TSI - TCW Strategic Income Fund, Inc., and any other proprietary, registered, closed-end investment companies advised by TIMCO.


TCW
CODE  --------------------------------------------------------------------------
OF ETHICS                                                                     73

                                                                        Glossary
--------------------------------------------------------------------------------

W____________________________________

WGA -Westgate Advisors, LLC, a U.S.-registered investment advisor controlled by The TCW Group, Inc.























































TCW
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OF ETHICS                                                                     74

                                                                        Endnotes
--------------------------------------------------------------------------------

Endnotes

(1) The outside directors of The TCW Group, Inc. are not deemed to be ACCESS PERSONS because they (i) are not a "Supervised Person" as defined in Section 202(a)(25) of the Investment Advisers Act of 1940, (ii) do not have access to non-public information regarding any client's purchase or sale of securities, or non-public information regarding the portfolio holdings of any reportable fund, and (iii) are not involved in making securities recommendations to clients, or who have access to such recommendations that are non-public.








































TCW
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OF ETHICS                                                                     E1